Exhibit 10.7
OFFICE BUILDING LEASE
by and between
CRT-SFV, LLC
as Landlord
and
BIOHEART, INC.
as Tenant
Date: _______________, 2004

OFFICE BUILDING LEASE
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		Page
43.	INTENTIONALLY DELETED	45
44.	PARKING	45
45.	INTENTIONALLY DELETED	45
46.	GENERAL PROVISIONS	45
EXHIBIT “A” — LEGAL DESCRIPTION OF BUILDING PROJECT
EXHIBIT “B” — SKETCH OF PREMISES
EXHIBIT “C” — SCHEDULE OF BASE RENT
EXHIBIT “D” — GUARANTY
EXHIBIT “E” — RULES AND REGULATIONS
EXHIBIT “F” — TENANT IMPROVEMENTS
RIDER NO. 1 — EXPANSION RIGHTS
RIDER NO. 2 — OPTION TO EXTEND
RIDER NO. 3 — LICENSE TO USE ROOFTOP SPACE
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OFFICE BUILDING LEASE
     THIS LEASE is made and entered into as of the Date of this Lease, by and between CRT-SFV, LLC, a Delaware limited liability company authorized to transact business in Florida (the “Landlord”), and BIOHEART, INC., a Florida corporation (the “Tenant”).
W I T N E S S E T H:
     Subject to the terms and conditions of this Lease, Landlord leases to Tenant and Tenant hires from Landlord the Premises. In addition to all other rights which it has under this Lease, Landlord expressly reserves all rights relative to the Building Project which are not expressly and specifically granted to Tenant under this Lease.
     Landlord and Tenant covenant and agree:
     1. DEFINED TERMS. The following terms, as used in this Lease, shall have the following meanings in this Lease and all exhibits and riders to this Lease.
          (.1) “ADA” shall mean the Americans with Disabilities Act of 1990 and all similar present or future laws, together with all regulations promulgated under any of the laws.
          (.2) “Allocated Share” shall mean 3.24% as of the Date of this Lease. On January 1, 2005, the Allocated Share shall increase to 10.00%. This share is a stipulated percentage, agreed upon by the parties, and constitutes a material part of the economic basis of this Lease and the consideration to Landlord in entering into this Lease. If the area of the Premises or the area of the Building Project are changed after the Date of this Lease as a result of factors other than a recalculation of the area of the Premises or the Building Project as they exist at the Date of this Lease, the Allocated Share shall be equitably adjusted.
          (.3) “Alterations” shall mean any alteration, addition, or improvement in or on or to the Premises of any kind or nature, including the Tenant Improvements.
          (.4) “Bankruptcy Code” shall mean the Bankruptcy Code of 1978, 11 U.S.C. Section 101 et seq., as amended from time to time, or any successor statute.
          (.5) “Base Rent” shall mean the amounts set forth in the schedule attached as EXHIBIT “C”. The Base Rent is a flat amount and has not been calculated based on a price per square foot of space in the Premises.
          (.6) “Building” shall mean the office building in which the Premises are located, located at 13794 Northwest 4th Street, Sunrise, Florida 33325. The Building is located within the Building Project.
          (.7) “Building Project” shall mean all of the land and the improvements on the land known as Sawgrass Business Plaza, consisting of three buildings located at 13790, 13794, and 13798 N.W. 4th Street, Sunrise, Florida 33325 and more particularly described in the legal description attached as EXHIBIT “A”.

          (.8) “Building Standard” shall mean the type, brand, grade, or quality of materials Landlord designates from time to be the minimum quality to be used in the Building Project or, as the case may be, the exclusive type, brand, grade, or quality of material to be used in the Building Project.
          (.9) “Business Days” shall mean all days other than Saturdays, Sundays, or Legal Holidays.
          (.10) “Commencement Date” shall mean August 1, 2004.
          (.11) “Common Areas” shall have the definition set forth in the Building Project and Common Areas article of this Lease.
          (.12) “Date of this Lease” shall mean the date when the last one of the Landlord and Tenant has signed this Lease.
          (.13) “Emergency” shall mean the threat of imminent injury or damage to persons or property or the imminent imposition of a civil or criminal fine or penalty.
          (.14) “Environmental Laws” shall mean all applicable environmental ordinances, rules, regulations, statutes, orders, and laws of all local, state, or federal agencies or bodies with jurisdiction over the Premises or the activities conducted on the Premises (See the Environmental Laws article of this Lease).
          (.15) “Initial Month’s Rent” shall mean the sum of $3,114.65 which represents Base Rent and additional rent for Operating Costs for the first month of the Lease Term for which rent is due and not abated (including sales tax) and which Initial Month’s Rent shall be delivered to Landlord by Tenant on execution of this Lease by Tenant.
          (.16) “Guarantor(s)” shall mean Howard J. Leonhardt, and any other party who subsequently guaranties all or any part of Tenant’s obligations under this Lease. (See the Guaranty article of this Lease).
          (.17) “Landlord’s Notice Address” shall mean c/o Parthenon Realty, LLC, 11700 Great Oaks Way, Suite 200, Alpharetta, Georgia 30022, with a copy to Building Management Office at 1601 Forum Place, Suite 410, West Palm Beach, Florida 33401.
          (.18) “Lease Term” shall mean 66 calendar months, as extended or sooner terminated under the terms of this Lease (See the Term article of this Lease).
          (.19) “Leasing Broker” shall mean Parthenon Realty, LLC (See the Broker article of this Lease).
          (.20) “Legal Holidays” shall mean New Year’s Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, and Christmas Day.
          (.21) “Maximum Rate” shall mean the highest rate of interest permitted to be charged by applicable law.

          (.22) “Monetary Default” shall have the definition set forth in the Default article of this Lease.
          (.23) “Nonmonetary Default” shall have the definition set forth in the Default article of this Lease.
          (.24) “Normal Business Hours” shall mean 8:00 a.m. to 6:00 p.m. Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturdays, Legal Holidays excluded.
          (.25) “Operating Costs” shall have the definition set forth in the Operating Costs article of this Lease.
          (.26) “Parking Areas” shall mean the areas available for automobile parking in connection with the Building Project as those areas may be designated by Landlord from time to time (See the Parking article of this Lease).
          (.27) “Parking Ratio” shall mean the number of parking spaces for each 1,000 rentable square feet of space in the Premises from time to time as specified by the zoning and land use regulations applicable to the Building Project. As of the Date of this Lease, the Parking Ratio is 4 parking spaces per 1,000 rentable square feet.
          (.28) “Personal Property” shall have the definition set forth in the Security Interest article of this Lease.
          (.29) “Plans” shall have the definition set forth in EXHIBIT “F”.
          (.30) “Premises” shall mean collectively Suite Nos. 210, 211, 212, and 213, located on the first floor of the Building. As of the Date of this Lease, the Premises shall be comprised of 1,947 rentable square feet consisting of the “clean room” and the front portion of Suite 211 only (the “Initial Premises”), which will not be separately demised from the then-unleased remainder of the Premises (the “Remaining Premises”). As of January 1, 2005, the Premises will be expanded to consist of the entire Premises, comprised of 6,015 rentable square feet. The Premises are depicted in the sketch attached as EXHIBIT “B” to this Lease. Landlord reserves the light to install, maintain, use, repair, and replace pipes, ducts, conduits, wires, and structural elements leading through the Premises in locations that will not materially interfere with Tenant’s use of the Premises. No other space is demised by intention or omission.
          (.31) “Prime Rate” shall mean the per annum interest rate as published in the Wall Street Journal from time to time as the “prime rate”.
          (.32) “Real Estate Taxes” shall have the definition set forth in the Operating Costs article of this Lease.
          (.33) “Regulations” shall have the definition set forth in the REIT Status article of this Lease.
          (.34) “rent” shall have the definition set forth in the Rent article of this Lease.

          (.35) “Rentable Area of the Premises” shall mean 6,015 square feet. This square footage figure is a stipulated amount, agreed upon by the parties, and constitutes a material part of the economic basis of this Lease and the consideration to Landlord in entering into this Lease.
          (.36) “Rules and Regulations” shall mean the rules and regulations for the Building Project promulgated by Landlord from time to time. The Rules and Regulations which apply as of the Date of this Lease are attached as EXHIBIT “E”.
          (.37) “Security Deposit” shall mean $9,343.95 (includes sales tax) as that amount may be increased or decreased from time to time, which Security Deposit shall be delivered to Landlord by Tenant on execution of this Lease by Tenant. Landlord directs Tenant to make the check for the Security Deposit payable to CRT-SFV, LLC — Security Deposits. (See the Security Deposit article of this Lease).
          (.38) “Security Interest” shall have the definition set forth in the Security Interest article of this Lease.
          (.39) “Substantial Completion” shall mean the date on which the Work is substantially completed so that Tenant may use the Premises for their intended purpose notwithstanding that punchlist items or insubstantial details concerning construction, decoration, or mechanical adjustment remain to be performed.
          (.40) “Tenant Improvements” shall have the definition set forth in EXHIBIT “F”.
          (.41) “Tenant Improvement Allowance” shall mean $60,150.00 to be paid in accordance with EXHIBIT “F”.
          (.42) “Tenant’s Notice Address” shall mean Suite 210-213, 13794 Northwest 4th Street, Sunrise, Florida 33325 from and after the Commencement Date. Before the Commencement Date, Tenant’s Notice Address shall mean 4800 N. Commerce Parkway, Suite 408, Weston, Florida 33326, with copies to David S. Tobin, Esquire, Tobin & Reyes, P.A., 7251 Palmetto Park Road, Suite 205, Boca Raton, Florida 33433.
          (.43) “Tenant’s Property” shall have the definition set forth in the End of Term article of this Lease.
          (.44) “Unavoidable Delay” shall have the definition set forth in Impossibility of Performance article of this Lease.
     2. TERM.
          2.1 General. Tenant shall have and hold the Premises for the Lease Term. The Lease Tern] shall commence on the Commencement Date.
          2.2 Delay in Delivery. If the Commencement Date is delayed because of failure to complete any alteration or construction work or for any other reason not attributable to fault on the part of Tenant, or if Landlord is unable to deliver possession of the Premises on the Commencement Date by reason of the holding over of any prior tenant, Tenant shall not be required to commence payment of rent until the Commencement Date has occurred and Landlord has delivered possession of the Premises to Tenant. However, nothing set forth in this section will operate to extend the Lease Term and rent abatement will be the full extent of Landlord’s liability to Tenant on account of the delay.
          2.3 Possession before Commencement Date. Tenant shall observe and perform all of its obligations under this Lease (except its obligations to conduct business) from the earlier to occur of the date that the Premises are delivered to Tenant for the purpose of commencement of the Tenant Improvements or the date Tenant otherwise takes possession of the Premises until the Commencement Date in the same manner as though the Lease Term began when the Premises were so delivered to Tenant. Under no circumstances, however, may Tenant enter into possession of the Premises before the earlier to occur of the date that the Premises are delivered to Tenant for the purpose of commencement of Tenant Improvements or the Commencement Date, without the express written consent of Landlord and subject to any terms of the consent. Tenant shall not be required to pay rent for any period before the Commencement Date. However, Tenant shall pay for all utilities and services consumed by or on behalf of Tenant before the Commencement Date.
     3. USE.
          3.1 Generally. Tenant shall continuously use and occupy the Premises only for general office and research laboratory purposes directly related to the business conducted by Tenant as of the Date of this Lease and in accordance with applicable zoning codes, ordinances, and use restrictions. Tenant shall not use or permit or suffer the use of the Premises for any other business or purpose. This provision is in the nature of a restrictive covenant affecting real estate and it shall be unnecessary for Landlord to prove irreparable harm in order to obtain an injunction mandating compliance with this restrictive covenant.
          3.2 Initial Premises. Tenant acknowledges that there is no separate demising wall between the Initial Premises and the Remaining Premises. Prior to January 1, 2005, except as required for the performance of Tenant Improvements, Tenant shall not use, occupy, control, encroach upon or use any portion of the Remaining Premises for any purpose whatsoever, including, but not limited to, storage (the “Un-Authorized Use"). Tenant agrees to indemnify and hold harmless the Landlord against any liability claim or cost including reasonable attorneys’ fees and costs) in connection with bodily injury, death, or property damage or destruction, occurring on or about the Remaining Premises resulting from or relating to any Un-Authorized Use therein. If prior to January 1, 2005, an Un-Authorized Use of the Remaining Premises occurs, Tenant shall be immediately responsible for the payment of full rent for the entire Premises.
     4. RENT.
          4.1 Base Rent. Tenant shall pay to Landlord in lawful United States currency the Base Rent. On the execution of this Lease by Tenant, Tenant shall pay to Landlord the Initial Month’s Rent as payment in advance of the installments of Base Rent and additional rent for

Operating Costs for the first month of the Lease Term for which rent is due and not abated. All Base Rent shall be payable in equal monthly installments, in advance, beginning on the Commencement Date, and continuing on the first day of each and every calendar month thereafter during the Lease Term. If the Lease Term commences on a day other than the first day of a month or expires on a day other than the last day of the month, the rent payments for such month shall prorated based on the number of days in such month that the Lease Term is in effect. Rent payments shall be made to Landlord at the following address: CRT-SFV, LLC, Broward County, Wachovia Lockbox, P.O. Box 931852, Atlanta, GA 31193-1852.
          4.2 Additional Rent. Unless otherwise expressly provided, all monetary obligations of Tenant to Landlord under this Lease, of any type or nature, other than Base Rent, shall be denominated as additional rent. Except as otherwise provided, all additional rent payments are due ten days after delivery of an invoice. Landlord shall have the same rights and remedies for defaults in the payment of additional rent as provided in this Lease for defaults in the payment of Base Rent.
          4.3 Taxes On Rent. Tenant shall pay monthly to Landlord any sales, use, or other tax (excluding state and federal income tax) now or hereafter imposed by the United States of America, the State in which the Premises are located, or any political subdivision of them, on any form of rent due under this Lease, or in substitution for any rent, notwithstanding the fact that the law imposing the tax may endeavor to impose it on Landlord.
          4.4 General. The term “rent” when used in this Lease shall include Base Rent and all forms of additional rent. All rent shall be paid to Landlord without demand, setoff, or deduction whatsoever, except as specifically provided in this Lease, at Landlord’s Notice Address, or at such other place as Landlord shall designate in writing to Tenant. Tenant’s obligations to pay rent are covenants independent of the Landlord’s obligations under this Lease.
     5. OPERATING COSTS.
          5.1 General. Tenant shall pay to Landlord its Allocated Share of Operating Costs in accordance with the terms and provisions of this article.
          5.2 Real Estate Taxes. The term “Real Estate Taxes” shall mean the total of all of the taxes, assessments, excises, levies, and other charges by any public authority, which are general or special, ordinary or extraordinary, foreseen or unforeseen, or of any kind and nature whatsoever, and which shall during or in respect to the Lease Term, be assessed, levied, charged, confirmed, or imposed upon, or become due and payable out of, or become a lien on the Building Project or appurtenances or facilities used in connection with the Building Project. Real Estate Taxes shall specifically include all ad valorem taxes, personal property taxes, transit taxes, special or extraordinary assessments, government levies, and all other taxes or other similar charges, if any, which are levied, assessed, or imposed upon, or become due and payable in connection with the Building Project or appurtenances or facilities used in connection with the Building Project; provided, however, that the following taxes are excluded from Real Estate Taxes (unless they are or shall become substitute taxes as provided in this section): any franchise, excise, income, gross receipts, profits, or similar tax assessed on or relating to the income of Landlord, and any capital levy, estate, gift, inheritance, transfer, or similar tax assessed by reason of any inheritance, devise, gift, or transfer of any estate in the Building Project by Landlord. If, because of a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, gross receipts, profits, or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the Real Estate Taxes, or instead of additions to or increases of Real Estate Taxes, or otherwise as a result of or based on or arising out of the ownership, use, or operation of the Building Project, then the franchise, income, transit, gross receipts, profits, or other tax or governmental imposition shall be deemed to be included within the definition of “Real Estate Taxes”. As to special assessments that are payable over a period of time extending beyond the Lease Term, only a pro rata portion of the special assessments, covering the portion of the Lease Term that is unexpired at the time of the imposition of the assessment shall be included in “Real Estate Taxes”. If, by law, any assessment may be paid in installments, then, for the purposes of this Lease, (a) the assessment shall be deemed to have been payable in the maximum number of installments permitted by law, and (b) there shall be included in Real Estate Taxes, for each year in which the installments may be paid, the installments so becoming payable during that year, together with any interest payable on the assessments during the year. “Real Estate Taxes” shall also include all costs and expenses incurred by Landlord in contesting the amount of the assessment of the Building Project made for Real Estate Taxes, including attorneys’, accountants’, consultants’, and appraisers’ fees.
          5.3 Operating Costs. The term “Operating Costs” shall mean the total of all of the costs and expenses incurred or borne by Landlord relating to the ownership, operation, maintenance, repair, and security of the Building Project and the services provided tenants in the Building Project. By way of explanation and clarification, but not by way of limitation, Operating Costs will include, but not be limited to, the costs and expenses incurred for the following: Real Estate Taxes; steam and any other fuel; water rates and sewer rates; heating; air conditioning; ventilation; plumbing, electrical, fire sprinkler, fire alarm, and emergency generator systems; cleaning, by contract or otherwise; window washing (interior and exterior); elevators; escalators; pest control; trash and garbage removal (including dumpster and compactor rental); porter and matron service; protection and security; Common Areas decorations; repairs, replacements, maintenance, and alteration of Common Areas; assessments paid to property owners’ associations; amounts paid under easements or other recorded agreements affecting the Building Project; painting and carpeting of nontenant areas; repairs, maintenance, replacements, and improvements that are appropriate for the continued operation or security of the Building Project as a first-class building; exterior landscaping; fertilization and irrigation supply, repair, and maintenance; parking area maintenance, repair, and supply; property management fees; an onsite management office; all utilities serving the Building Project and not separately billed to or reimbursed by any tenant of the Building Project; music systems; depreciation on machinery and equipment used in the maintenance of the Building Project; janitorial services; fire, extended coverage, all risks, terrorism, earthquake, change in condition, sprinkler apparatus, plate glass, electronic data processing, boiler and machinery, rental guaranty or interruption, public liability and property damage, flood, and any other additional insurance customarily carried by owners of comparable buildings or required by any mortgagee of the Building Project; supplies; service and maintenance contracts for the Building Project; wages, salaries, disability benefits, pensions, profit sharing, hospitalization, retirement plans, group insurance, and other benefits respecting employees of the Landlord up to and including the building manager (including a pro rata share only of the wages and benefits of employees who are employed at more than one building, which pro rata share shall be determined by Landlord and shall be based on Landlord’s estimate of the percentage of time spent by the employees at the Building Project); legal, accounting, and administrative costs; uniforms and working clothes for employees and the cleaning of them; expenses imposed on the Landlord under any law or any collective bargaining agreement concerning Landlord’s employees; workers’ compensation insurance; and payroll, social security, unemployment, and other similar taxes relating to employees. Landlord may contract for the performance of some or all of the management, operating, maintenance, repair, and security functions generally described in this subsection with any persons or entities whom Landlord shall deem appropriate, including persons or entities who are affiliated with Landlord.
          Operating Costs shall exclude, or have deducted from them, as the case may be and as shall be appropriate:
               (1) Leasing commissions, rent concessions to tenants, and tenant improvements;
               (2) Executive’s salaries above the grade of building manager;
               (3) Expenditures for capital items, except (a) those which, under generally accepted accounting principles, with deviations from such principles which are customary in the real estate industry, are expenses or regarded as deferred expenses, (b) capital expenditures required by law, (c) expenditures for improvements in security systems in the Building Project and (d) expenditures for materials, tools, supplies, and equipment purchased by Landlord to enable Landlord to supply services that Landlord would otherwise have obtained from a third party, in any of which cases the cost of the capital improvements or expenditures shall be included in Operating Costs for the year in which the costs are incurred and subsequent years, amortized on a straight line basis over an appropriate period, but in no event more than ten years, with an interest factor equal to the Prime Rate in effect at the time of Landlord’s having incurred the expenditure, but in no event greater than the Maximum Rate;
               (4) Painting, redecorating, or other work that Landlord performs for any tenant;
               (5) Insurance proceeds received by Landlord to the extent the proceeds are reimbursement for costs included in Operating Costs (net of costs of collection);
               (6) The cost of repairs or replacements (a) necessitated by the exercise of the power of eminent domain, or (b) incurred by reason of fire or other casualty;
               (7) Depreciation or amortization, except as specifically provided in this section;
               (8) Rent payable under any lease to which this Lease is subject;
               (9) Interest on, and amortization of, any mortgages encumbering the Building Project;

               (10) Costs incurred in negotiating or enforcing leases against tenants, including attorneys’ fees;
               (11) Interest or other penalties for the late payment of any Real Estate Taxes;
               (12) Property management fees in excess of the rates then customarily charged for building management by property managers with equal or better qualifications for buildings of like class and character;
               (13) Advertising and promotional expenditures;
               (14) The incremental cost of furnishing services such as overtime HVAC to any tenant and costs incurred in performing work or furnishing services for individual tenants (including this Tenant);
               (15) Costs associated with the operation of the business of the partnership or entity which constitutes Landlord, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging, or hypothecating any of the Landlord’s interests in the Building Project, costs of any disputes between Landlord and its employees (if any) not engaged in Building Project operations, disputes of Landlord with the Building Project management company, or outside fees paid in connection with disputes with other tenants; and
               (16) The net amount recovered by Landlord from any tenant in the Building Project (other than through payments of additional rent for Operating Costs) or any third party to the extent the recovery constitutes reimbursement for costs previously included in Operating Costs.
          If Landlord shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in Operating Costs, then the costs for the capital equipment or capital expenditure are to be included within the definition of Operating Costs for the year in which the costs are incurred and subsequent years, on a straight line basis, to the extent that the items are amortized over such period of time as reasonably can be estimated as the time in which the savings or reductions in Operating Costs are expected to equal Landlord’s costs for the capital equipment or capital expenditure, with an interest factor equal to the Prime Rate, but in no event greater than the Maximum Rate. If Landlord leases any item of capital equipment designed to result in savings or reductions in Operating Costs, then the rent and other costs paid under the leasing arrangement shall be included in Operating Costs for the year in which they are incurred.
          If during any period covered by a statement of Operating Costs, Landlord shall not furnish any particular item(s) of work, services, or utilities (which would constitute an Operating Cost under this section) to portions of the Building Project because those portions are not occupied or leased, or because the item of work, services, or utilities is not required or desired by the Tenant of that portion of the Building Project, or the Tenant is itself obtaining and providing that item of work, services, or utilities or is separately paying Landlord for that item (and not under a provision in its lease substantially the same as this section), or for other similar reasons, then, for the purpose of computing the rent payable on account of Operating Costs, the amount of the Operating Costs, for that item for that period, shall be increased by an amount equal to the additional operating and maintenance expenses that would reasonably have been incurred during that period by Landlord if it had at its own expense furnished the applicable item of work, services, or utilities to the applicable portion of the Building Project. Notwithstanding anything contained in this section to the contrary, this provision shall apply only to Operating Costs (such as, but not limited to, janitorial services, utilities, refuse and waste disposal, and management fees) which vary with occupancy or use, and under no circumstances shall it apply to any fixed costs which do not vary with occupancy or use.
          5.4 Payment. Landlord shall reasonably estimate the Operating Costs that will be payable for each calendar year during the Lease Term in advance and Tenant shall pay one twelfth of its share of the Operating Costs monthly in advance, together with the payment of Base Rent. After the end of each calendar year and after receipt by Landlord of all necessary information and computations, Landlord shall furnish Tenant a detailed statement of the actual Operating Costs for the year; and an adjustment shall be made between Landlord and Tenant with payment to or repayment by Landlord, as the case may require, to the end that Landlord shall receive the entire amount actually owed by Tenant for Operating Costs for the year and Tenant shall receive reimbursement for any overpayments. Any payment adjustment owed by Tenant will be due within 30 days following its receipt of Landlord’s invoice. Any refund will be credited against Tenant’s monthly rent obligations. Tenant waives and releases any and all objections or claims relating to Operating Costs for any calendar year unless, within 60 days after Landlord provides Tenant with the annual statement of the actual Operating Costs for the calendar year, Tenant provides Landlord notice that it disputes the statement. If Tenant disputes the statement then, pending resolution of the dispute, Tenant shall pay the rent in question to Landlord in the amount provided in the disputed statement.
          5.5 Proration. If the Commencement Date is not January 1, then the Operating Costs for the first calendar year of the Lease Term shall be a proportionate share of the Operating Costs for the entire year, which proportionate share shall be based on the ratio between the number of days from and after the Commencement Date to the number of days in the year. On the date of any expiration or termination of this Lease (except termination because of Tenant’s default), a proportionate share of the Operating Costs for the year during which the expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if not previously billed and paid. The proportionate share shall be based on the number of days that this Lease shall have been in existence during such year. Notwithstanding any expiration or sooner termination of this Lease, Landlord shall, as soon as reasonably practicable, compute the share of Operating Costs due from Tenant, which computations shall either be based on that year’s actual figures or be an estimate based on the most recent statements previously prepared by Landlord and furnished to Tenant under this article. If an estimate is used, then Landlord shall cause statements to be prepared on the basis of the year’s actual figures promptly after they are available, and within ten days after the statement or statements are issued Landlord and Tenant shall make appropriate adjustments of any estimated payments previously made.
          5.6 Delay in Billing. Any delay or failure of Landlord in billing for any rent under this article shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay the rent. If any statement of Operating Costs should not be determined on a timely basis, Tenant shall continue to make payments at the rate in effect during the preceding period, and promptly following the final determination by Landlord there shall be an appropriate adjustment and payment by Tenant of all amounts on account of Operating Costs that would have been payable if the Operating Costs had been timely determined. If any amount is owed Tenant under the final determination, then Tenant shall deduct that amount from the rent due for the month(s) immediately following the month in which the final determination is made, provided, however, that if the Lease Term shall have expired in due course (and not because of a default by Tenant) on the date when the final determination is made, then Landlord shall promptly pay to Tenant all the amounts that are then due and owing.
          5.7 Alternate Computation. Notwithstanding anything contained in this article to the contrary, instead of including certain utility charges or services in Operating Costs, Landlord may bill Tenant and Tenant shall pay for those utilities or services in anyone or a combination of the following manners: (a) direct charges for services provided for the exclusive benefit of the Premises that are subject to quantification; (b) based on a formula that takes into account the relative intensity or quantity of use of utilities or services by Tenant and all other recipients of the utilities or services, as reasonably determined by Landlord; or (c) pro rata based on the proportion that the Rentable Area of the Premises bears to the total rentable area of the Tenant Premises within the Building Project that receive the applicable utilities or services. In addition, Landlord may, instead of including certain utility charges in Operating Costs, provide for direct delivery of the applicable utility services to Tenant by the utility providers. If so, all costs and Operating Costs incurred in connection with provision of the applicable utility services directly to tenants, including all costs associated with the provision of separate meters to Tenant Premises, shall be includable in Operating Costs or paid by Tenant and the other tenants receiving the meters in amounts as reasonably allocated by Landlord, and, after the direct provision of utility services has been effected, the applicable utility charges for ongoing service shall not be included in Operating Costs.
     6. ASSIGNMENT OR SUBLETTING.
          6.1 General; Definition of Transfer. Neither Tenant nor Tenant’s legal representatives or successors in interest by operation of law or otherwise shall transfer this Lease except as provided in this article. For purposes of this article, a “transfer” shall mean any of the following: (a) an assignment of this Lease; (b) a collateral assignment, mortgage, or other encumbrance involving this Lease; (c) a sublease, license agreement, or other agreement permitting all or any portion of the Premises to be used by others; (d) a reduction of Tenant’s assets to the point that this Lease is substantially Tenant’s only asset; (e) the agreement by a third party to assume, take over, or reimburse Tenant for any of Tenant’s obligations under this Lease in order to induce Tenant to lease space from the third party; or (f) any transfer of control of Tenant, which shall be defined as any issuance or transfer of stock in any corporate tenant or subtenant or any interest in any noncorporation entity tenant or subtenant, by sale, exchange, merger, consolidation, operation of law, or otherwise, or creation of new stock or interests, by which an aggregate of 50% or more of Tenant’s stock or equity interests shall be vested in one or more parties who are not stockholders or interest holders as of the Date of this Lease, or any transfer of the power to direct the operations of any entity (by equity ownership, contract, or otherwise), to one or more parties who are not stockholders or interest holders as of the Date of this Lease, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions; provided that this subsection (f) shall only apply if and only if the primary purpose of the transfer of control is to avoid the restrictions on transfers otherwise imposed under this article. This section shall not apply to sales of stock by persons other than those deemed “insiders” within the meaning of the Securities Exchange Act of 1934 as amended, and an initial public offering of stock (unless such offering results in a change of control as defined in subsection (f) above), which sales are effected through any recognized securities exchange. Any modification or amendment to any sublease of any portion of the Premises shall be deemed a further sublease of this Lease. As used in this article, the term “transferee” shall include any assignee or subtenant of Tenant or any other party involved in any of the other transactions or events constituting a transfer.
          6.2 Request for Consent. If Tenant requests Landlord’s consent to a transfer, it shall submit in writing to Landlord, not later than 30 days before any anticipated transfer, (a) the name and address of the proposed transferee, (b) a duly executed counterpart of the proposed transfer agreement, (c) reasonably satisfactory information as to the nature and character of the business of the proposed transferee, as to the nature and character of its proposed use of the space, and otherwise responsive to the criteria set forth in the Reasonable Consent section of this article, and (d) banking, financial, or other credit information relating to the proposed transferee reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed transferee, including balance sheets and profit and loss statements for the transferee covering the three years before the transfer, certified by the transferee, and a list of personal, banking, business, and credit references for the transferee.
          6.3 Recapture. Landlord shall have the following options to be exercised within 15 Business Days from submission of Tenant’s request for Landlord’s consent to a specific transfer:
               6.3.1 If Tenant proposes to assign this Lease or sublet all or substantially all of the Premises, Landlord shall have the option to cancel and terminate this Lease as of the proposed commencement date for the transfer.
               6.3.2 If Tenant proposes to sublet less than all or substantially all of the Premises or if a proposed sublease shall be for less than the balance of the Lease Term, Landlord shall have the option of canceling and terminating this Lease only as to the applicable portion of the Premises and the applicable portion of the Lease Term covered by the proposed sublease, effective as of the proposed commencement date of the sublease. If Landlord exercises this option, all rent for the Premises shall be equitably apportioned as of the commencement date of the sublease and Landlord, at Tenant’s expense, shall perform all work and make all alterations as may be required physically to separate the applicable portion of the Premises from the remainder of the Premises and to permit lawful occupancy of the separated portion.
                    If Landlord exercises either of its options under this article, Tenant shall have the right, to be exercised by notice given within ten days of Landlord’s notice of its exercise of an option under this article, to rescind its request for Landlord’s consent to the transfer and, if so, this Lease shall remain in full force and effect.

          6.4 Reasonable Consent. If Landlord does not elect either of the options provided in the Recapture section of this article, Landlord shall not unreasonably withhold or delay its consent to a proposed transfer. Landlord shall be deemed to have reasonably withheld its consent to any proposed transfer unless all of the following conditions have been established to Landlord’s reasonable satisfaction:
               6.4.1 The proposed transferee has sufficient financial wherewithal to discharge its obligations under this Lease and the proposed agreement of transfer and as determined by Landlord’s criteria for selecting Building Project tenants and has a net worth, experience, and reputation that is not less than the net worth, experience, and reputation of Tenant on the Date of this Lease.
               6.4.2 The proposed transfer shall not, in Landlord’s reasonable judgment, cause physical harm to the Building Project or harm to the reputation of the Building Project that would result in an impairment of Landlord’s ability to lease space in the Building Project or a diminution in the rental value of space in the Building Project.
               6.4.3 The proposed use of the Premises by the proposed transferee will be a use permitted under this Lease and not prohibited by the Rules and Regulations, and will not violate any restrictive covenants or exclusive use provisions applicable to Landlord.
               6.4.4 The proposed transferee shall not be any person or entity who shall at that time be a tenant, subtenant, or other occupant of any part of the Building Project, or who dealt with Landlord or Landlord’s agent (directly or through a broker) as to space in the Building Project during the six months immediately preceding Tenant’s request for Landlord’s consent. Notwithstanding the foregoing, Landlord will not withhold its consent solely because the proposed transferee is an occupant of the Building Project if Landlord does not have space available for lease in the Building Project that is comparable to the space Tenant desires to transfer. For these purposes, Landlord shall be deemed to have comparable space if it has space which will be available within six months of the date of the proposed transfer on any floor anywhere within the Building Project which is approximately the same size as the space Tenant proposes to transfer, provided that if the space that Tenant proposes to transfer is contiguous to the space already leased by the proposed transferee, Landlord shall be deemed not to have comparable space.
               6.4.5 The proposed use of the Premises by the proposed transferee will not require alterations or additions to the Premises or the Building Project to comply with applicable law or governmental requirements and will not negatively affect insurance requirements or involve the introduction of materials to the Premises that are not in compliance with the Environmental Laws.
               6.4.6 Any mortgagee of the Building Project will consent to the proposed transfer if such consent is required under the relevant loan documents.
               6.4.7 The proposed use of the Premises will not increase the operating costs for the Building Project or the burden on the Building Project services, or generate additional foot traffic, elevator usage, Parking Area usage, or security concerns in the Building

Project, or create an increased possibility that the comfort or safety, or both, of Landlord and the other occupants of the Building Project will be compromised or reduced.
               6.4.8 The proposed transferee shall not be, and shall not be affiliated with, anyone with whom Landlord or any of its affiliates has been involved with in its litigation.
               6.4.9 The proposed transfer will not cause a violation of another lease for space in the Building Project or give an occupant of the Building Project a right to cancel its lease.
               6.4.10 There shall be no default by Tenant, beyond any applicable grace period, under any of the terms, covenants, and conditions of this Lease at the time that Landlord’s consent to a transfer is requested and on the date of the commencement of the term of the proposed transfer.
               6.4.11 If the transfer is an assignment, the proposed assignee will assume in writing all of the obligations of Tenant under this Lease.
          Tenant acknowledges that the foregoing is not intended to be an exclusive list of the reasons for which Landlord may reasonably withhold its consent to a proposed transfer.
          6.5 Tenant’s Remedies. Tenant waives any remedy for money damages (nor shall Tenant claim any money damages by way of setoff, counterclaim, or defense) based on any claim that Landlord has unreasonably withheld, delayed, or conditioned its consent to a proposed transfer under this Lease. Tenant’s sole remedy in such an event shall be to institute an action or proceeding seeking specific performance, injunctive relief, or declaratory judgment.
          6.6 Transfer Documents. Any sublease shall provide that: (a) the subtenant shall comply with all applicable terms and conditions of this Lease to be performed by Tenant; (b) the sublease is expressly subject to all of the terms and provisions of this Lease; and (c) unless Landlord elects otherwise, the sublease will not survive a termination of this Lease (whether voluntary or involuntary) or resumption of possession of the Premises by Landlord following a default by Tenant. The sublease shall further provide that if Landlord elects that the sublease shall survive a termination of this Lease or resumption of possession of the Premises by Landlord following a default by Tenant, the subtenant will, at the election of the Landlord, attorn to the Landlord and continue to perform its obligations under its sublease as if this Lease had not been terminated and the sublease were a direct lease between the Landlord and the subtenant. Any assignment of lease shall contain an assumption by the assignee of all of the obligations of Tenant under this Lease.
          6.7 No Advertising. Tenant shall not advertise (but may list with brokers) its space for sublease at a rental rate lower than the greater of the then Building Project rental rate for the space or the rental rate then being paid by Tenant to Landlord.
          6.8 Consideration for Consent. If Tenant effects any transfer, then Tenant shall pay to Landlord a sum equal to (a) the net rent, additional rent, or other consideration paid to Tenant by any transferee that is in excess of the rent then being paid by Tenant to Landlord under this Lease for the portion of the Premises so transferred (on a prorated, square footage basis), and (b) any other profit or gain (after deducting any necessary expenses incurred) realized by Tenant from the transfer. The net rent, additional rent, or other consideration paid to Tenant shall be calculated by deducting from the gross rent, additional rent, or other consideration reasonable and customary real estate brokerage commissions actually paid by Tenant to third parties, tenant improvement allowances, rent concessions, the actual cost of improvements to the Premises made by Tenant for the transferee, and other direct out of pocket costs actually incurred by Tenant in connection with the transfer (as long as the costs are commercially reasonable and are commonly incurred by landlords in leasing similar space). Should Tenant sell multiple assets, including its interest under this Lease, Landlord shall not be bound by any allocation of the purchase price for such assets which may be included in an agreement between Tenant and the transferee. Rather, the profit or gain on the transfer of Tenant’s interest under this Lease as defined in subsection (b) above shall be the fair market value of Tenant’s interest under this Lease as of the date of the transfer less the costs of the transaction as generally described above. Upon reasonable notice, Landlord shall have the right to audit Tenant’s books and records to determine the amount payable to Landlord under this section. All sums payable by Tenant under this section shall be payable to Landlord immediately on receipt by Tenant.
          6.9 Permitted Transfers. The option in favor of Landlord set forth in the Recapture section of this article shall not apply to, and Landlord’s consent will not be required as to, a transfer to the parent entity of Tenant or to a wholly owned subsidiary entity of Tenant or of the parent entity of Tenant, or to any affiliated entity into or with which Tenant may be merged or consolidated, provided that (a) the merger is not part of a sale or transfer of Tenant’s business or assets to an entity which was not an affiliate of Tenant before the transfer, (b) the resulting entity shall own all or substantially all of the assets of Tenant, and (c) the net worth, experience, and reputation of the resulting entity is at least equal to the net worth, experience, and reputation of Tenant on the Commencement Date; provided further, that the form of any agreement of assignment or any sublease shall otherwise comply with the terms and conditions of this article.
          6.10 No Waiver. Consent by Landlord to a transfer shall not relieve Tenant from the obligation to obtain Landlord’s written consent to any further transfer.
          6.11 Acceptance of Payments. If this Lease is nevertheless assigned, or the Premises are sublet or occupied by anyone other than Tenant, Landlord may accept rent from the assignee, subtenant, or occupant and apply the net amount received to the rent reserved in this Lease, but no such assignment, subletting, occupancy, or acceptance of rent shall be deemed a waiver of the requirement for Landlord’s consent as contained in this article or constitute a novation or otherwise release Tenant from its obligations under this Lease.
          6.12 Continuing Liability. Except as provided in the Recapture section of this article, following any transfer, Tenant and Guarantor shall remain liable to Landlord for the prompt and continuing payment of all forms of rent payable under this Lease following the transfer. The joint and several liability of Tenant, Guarantor, and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed, shall not in any way be discharged, released, or impaired by any (a) agreement that modifies any of the rights or obligations of the parties under this Lease, (b) stipulation that extends the time within which an obligation under this Lease is to be performed, (c) waiver of the performance of an obligation required under this Lease, or (d) failure to enforce any of the obligations set forth in this Lease, unless Landlord agrees to such release or discharge in writing.
          6.13 Administrative Fee. If Landlord consents to any transfer, Tenant shall pay to Landlord, on demand, an administrative fee of the greater of (a) all reasonable attorneys’ fees and actual costs associated with Landlord’s consent to any transfer and the review and preparation of all documents associated therewith, or (b) $750.
          6.14 Landlord Transfer. Landlord may assign or encumber its interest under this Lease. If any portion of the Premises is sold, transferred, or leased, or if Landlord’s interest in any underlying lease of the Premises is transferred or sold, Landlord shall be relieved of all existing and future obligations and liabilities under this Lease, provided that the purchaser, transferee, or tenant of the Premises assumes in writing those obligations and liabilities.
          6.15 Improper Transfer. Any transfer by Tenant in violation of this article shall be void and shall constitute a default under this Lease.
     7. INSURANCE.
          7.1 Tenant’s Insurance. Tenant shall, on or before the earlier of the Commencement Date or the date on which Tenant first enters the Premises for any purpose, obtain and keep in full force and effect at all times thereafter the following insurance coverages relating to the Premises:
               7.1.1 Commercial General Liability. Insurance against loss or liability in connection with bodily injury, death, or property damage or destruction, occurring on or about the Premises under one or more policies of commercial general liability insurance, including, but not limited, to the release of polluted, biohazard, or other environmentally toxic substances related to Tenant’s use of the Premises. Each policy shall be written on an occurrence basis and contain coverage at least as broad as that provided under the then most current Insurance Services Office (ISO) commercial general liability insurance form which provides the broadest coverage. Each policy shall specifically include the Premises and all areas, including sidewalks and corridors, adjoining or appurtenant to the Premises. The insurance coverage shall be in an initial amount of not less than $3 million per occurrence limit, $3 million general aggregate limit, $3 million personal and advertising limit, and $3 million products/completed operations limit, which coverage limits may be effected with umbrella coverage. Each policy shall also include the broad form comprehensive general liability endorsement or equivalent and, in addition, shall provide at least the following extensions or endorsements: (a) coverage for explosion, collapse, and underground damage hazards, when applicable; (b) personal injury coverage to include liability assumed under any contract; (c) a cross liability or severability of interest extension or endorsement or equivalent so that in the event that one insured files a claim against another insured under the policy, the policy affords coverage for the insured against whom the claim is made as if separate policies had been issued; (d) a knowledge of occurrence extension or endorsement so that knowledge of an occurrence by the agent, servant, or employee of the insured shall not in itself constitute knowledge by the insured, unless a managing general partner or an executive officer, as the case may be, shall have received the notice from the agent, servant, or employee; (e) a notice of occurrence extension or endorsement so that if the insured reports the occurrence of an accident to its workers’ compensation carrier and the occurrence later develops into a liability claim, the failure to report the occurrence immediately to each or any other company when reported to the workers’ compensation carrier shall not be deemed a violation of the other company’s policy conditions; (f) an unintentional errors and omissions extension or endorsement so that failure of the insured to disclose all hazards existing as of the inception date of the policy shall not prejudice the insured as to the coverage afforded by the policy, provided the failure or omission is not intentional; and (g) a blanket additional insured extension or endorsement or equivalent providing coverage for unspecified additional parties as their interest may appear with the insured.
               7.1.2 Intentionally Omitted.
               7.1.3 Property. All risk property insurance, including fire and lightning, extended coverage, sprinkler damage, theft, vandalism, and malicious mischief, or the ISO causes of loss-special form, in an amount adequate to cover 100% of the replacement costs, without co-insurance, of Tenant’s Property.
               7.1.4 Workers’ Compensation. Workers’ compensation insurance in the amount required by law and employer’s liability coverage of $1 million per occurrence and covering all persons employed, directly or indirectly, in connection with Tenant’s business or the Tenant Improvements or any future Alterations.
               7.1.5 Business Interruption. Business income and extra expense insurance covering the risks to be insured by the all risk property insurance described above, on an actual loss sustained basis, but in all events in an amount sufficient to prevent Tenant from being a co-insurer of any loss covered under the applicable policy or policies. Notwithstanding the foregoing, Tenant shall not be required to obtain business income and extra expenses insurance. However, the Waiver of Subrogation section of this article shall apply notwithstanding that Tenant may not obtain such business income and extra expense insurance and Tenant waives and releases claims against Landlord which would be covered by the business income and extra expense coverages described above even though Tenant may not be maintaining those coverages.
          7.2 Construction. Except for work to be performed by Landlord, before any Alterations are undertaken by or on behalf of Tenant, Tenant shall obtain and maintain, at its expense, or Tenant shall require any contractor performing work on the Premises to obtain and maintain, at no expense to Landlord, in addition to workers’ compensation insurance as required by the law of the State in which the Premises are located, all risk builder’s risk insurance in the amount of the replacement cost of the applicable Alterations (or such other amount reasonably required by Landlord), automobile and commercial general liability insurance (including contractor’s liability coverage, contractual liability coverage, completed operations coverage, broad form property damage coverage, and contractor’s protective liability) written on an occurrence basis with a minimum limit of $2 million per occurrence limit, $2 million general aggregate limit, $2 million personal and advertising limit, and $2 million products/completed operations limit; which coverage limits may be effected with umbrella coverage. The contractor’s commercial general liability insurance shall cover claims arising out of (a) the general contractor’s operations, (b) acts of independent contractors, (c) products/completed operations (with broad form property damage), (d) liability assumed under contract (on a broad form property damage basis), (e) liability assumed under contract (on a broad form blanket basis), (f) explosion, collapse, and underground damage hazards, when applicable, and (g) owned/nonowned/hired vehicles.
          7.3 Insurance Requirements. All insurance policies shall be (a) in form reasonably satisfactory to Landlord; and (b) written with insurance companies reasonably satisfactory to Landlord and having a policyholder rating of at least “A-” and a financial size category of at least “Class XII” as rated in the most recent edition of “Best’s Key Rating Guide” for insurance companies, and authorized to engage in the business of insurance in the State in which the Premises are located. The commercial general liability and comprehensive automobile liability insurance policies shall name Landlord and Landlord’s directors, officers, partners, agents, employees, and managing agent, as additional insureds and shall provide that they may not be terminated or modified in any way that would materially decrease the protection afforded Landlord under this Lease without 30 days’ advance notice to Landlord. The minimum limits of insurance specified in this article shall in no way limit or diminish Tenant’s liability under this Lease. Tenant shall furnish to Landlord, not less than 15 days before the date the insurance is first required to be carried by Tenant, and thereafter at least 15 days before the expiration of each policy, evidence of insurance (on ACORD 27 or other form acceptable to Landlord), and such other evidence of coverages as Landlord may reasonably request, and evidence of payment of all premiums and other expenses owed in connection with the policies. Any minimum amount of coverage specified in this article shall be subject to increase at any time, and from time to time, after commencement of the third full year of the Lease Term, if Landlord shall reasonably determine that an increase is necessary for adequate protection. Within 30 days after demand by Landlord that the minimum amount of any coverage be increased, Tenant shall furnish Landlord with evidence of the increased coverage.
          7.4 Waiver of Subrogation. Except as set forth below, Landlord and Tenant each expressly, knowingly, and voluntarily waive and release any claims that they may have against the other or the other’s employees, agents, or contractors and against every other tenant in the Building Project who shall have executed a waiver similar to this one for damage to its properties and loss of business (specifically including loss of rent by Landlord and business interruption by Tenant) as a result of the acts or omissions of the other party or the other party’s employees, agents, or contractors (specifically including the negligence of either party or its employees, agents, or contractors and the intentional misconduct of the employees, agents, or contractors of either party), to the extent any such claims are covered by the workers’ compensation, employer’s liability, property, rental income, business income, or extra expense insurance described in this Lease, or other property insurance that either party may carry at the time of an occurrence. Landlord and Tenant shall each, on or before the earlier of the Commencement Date or the date on which Tenant first enters the Premises for any purpose, obtain and keep in full force and effect at all times thereafter a waiver of subrogation from its insurer concerning the workers’ compensation, employer’s liability, property, rental income, and business interruption insurance maintained by it for the Building Project and the property located in the Building Project.
          7.5 Landlord’s Insurance. Landlord shall maintain fire and extended coverage insurance on the Building Project in an amount not less than 80% of the replacement cost of the Building Project and commercial general liability insurance relating to the Building Project and its appurtenances in an amount not less than $3 million per occurrence. In addition, Landlord may, at its option, maintain coverages in excess of the minimum limits set forth in this section and additional coverages as specified in the definition of Operating Costs. The total cost of all insurance maintained by Landlord under this section shall be included in Operating Costs.
     8. DEFAULT.
          8.1 Events of Default. Each of the following shall be an event of default under this Lease: (a) Tenant fails to make any payment of rent within five business days following the date such payment is due (a “Monetary Default”); or (b) Tenant fails to perform any other obligation under this Lease or the Rules and Regulations (a “Nonmonetary Default”); or (c) Tenant or any Guarantor or surety for Tenant’s obligations under this Lease becomes bankrupt or insolvent or makes a general assignment for the benefit of creditors or takes the benefit of any insolvency act, or if any debtor proceedings be taken by or against Tenant or any Guarantor or surety (and, in the case of Guarantor’s bankruptcy, Tenant fails to obtain a substitute Guarantor acceptable to Landlord in its sole discretion); or (d) a receiver or trustee in bankruptcy is appointed for the Tenant’s property and the appointment is not vacated and set aside within 60 days from the date of the appointment; or (e) Tenant rejects this Lease in any bankruptcy, insolvency, reorganization, or arrangement proceedings under the Bankruptcy Code or any State insolvency laws; or (f) Tenant ceases to conduct fully its business as specified in this Lease for a period of 30 consecutive days; or (g) Tenant, before the expiration of the Lease Term, and without the written consent of Landlord, vacates the Premises or abandons possession of the Premises; or (h) the leasehold estate granted to Tenant by this Lease is taken on execution or other legal process; or (i) Tenant transfers this Lease in violation of the Assignment or Subletting article.
          8.2 Grace Periods.
               8.2.1 Nonmonetary Defaults. Provided the default does not involve an Emergency that must be addressed in a shorter time frame, Tenant shall have a period of ten (10) days after written notice from Landlord of a Nonmonetary Default in which to cure the default. In addition, provided that the default does not involve an Emergency that must be addressed in a shorter time frame, this grace period shall be extended if the default is of a nature that it cannot be completely cured within such grace period solely as a result of nonfinancial circumstances outside of Tenant’s control, provided that Tenant has promptly commenced all appropriate actions to cure the default within such cure period and those actions are thereafter diligently and continuously pursued by Tenant in good faith. In no event, however, shall the grace period exceed a total of 90 days. If the Nonmonetary Default is not cured before the expiration of the grace period, as extended, then Landlord may pursue any or all of its remedies.
               8.2.2 Statutory Notices. The notices of defaults to be given under this section may be the same as the notice required under Section 83.20, Florida Statutes or any successor statute and this Lease shall not be construed to require Landlord to give two separate notices to Tenant before proceeding with any remedies.

               8.2.3 Default Status. Tenant shall not be considered in default under this Lease until any applicable grace period has expired without the applicable event of default having been cured.
          8.3 Landlord’s Remedies. If Tenant is in default, in addition to all other remedies available to Landlord at law or in equity, Landlord may:
               8.3.1 Retake possession of the Premises and relet the Premises or any part of the Premises in the name of Landlord, or otherwise, as Tenant’s agent, for a term shorter or longer than the balance of the Lease Term, and may grant concessions or free rent to the new Tenant, thereby terminating Tenant’s tenancy in the Premises and right to possess the Premises, without terminating Tenant’s obligations to pay rent. If Landlord retakes possession of the Premises, Landlord shall use good faith efforts to relet the Premises. Good faith efforts shall not require Landlord to: (a) use any greater efforts than Landlord then uses to lease other properties Landlord or its affiliates owns or manages; (b) relet the Premises in preference to any other space in the Building Project; (c) relet the Premises to any party that Landlord could reasonably reject as a transferee under the Assignment or Subletting article of this Lease; (d) accept rent in an amount which is less than the fair market rental for the Premises; (e) perform any tenant improvements, grant any tenant improvement allowances, grant any “free rent,” or otherwise pay any sums or grant any monetary concessions in order to obtain a new tenant; (f) observe any instruction given by Tenant about the reletting process or accept any tenant offered by Tenant unless the offered tenant leases the entire Premises and the criteria of this section are otherwise fully met. Any entry or reentry by Landlord, whether had or taken under summary proceedings or otherwise, shall not absolve or discharge Tenant from liability under this Lease. “Reenter” and “re-entry” as used in this Lease are not restricted to their technical legal meaning. No reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to accept a surrender of the Premises unless a notice of such intention is given to Tenant. Landlord’s failure to relet the Premises after using good faith efforts or Landlord’s failure to collect rent on reletting, shall not affect Tenant’s liability under this Lease. Landlord shall not, in any event, be required to pay Tenant any surplus of any sums received by Landlord on a reletting of the Premises in excess of the rent provided in this Lease.
               8.3.2 Institute a distress for rent action and obtain a distress writ under Sections 83.11 through 83.19, Florida Statutes.
               8.3.3 Obtain injunctive and declaratory relief, temporary or permanent, or both, against Tenant or any acts, conduct, or omissions of Tenant, and further to obtain specific performance of any term, covenant, or condition of this Lease;
               8.3.4 After regaining possession of the Premises, remove all or any part of Tenant’s Property from the Premises and any property removed may be stored at the cost of, and for the account of, Tenant, and Landlord shall not be responsible for the care or safekeeping of Tenant’s Property whether in transport, storage, or otherwise, and Tenant waives any and all claims against Landlord for loss, destruction, damage, or injury that may be occasioned by any acts taken by Landlord under this section. Landlord may retain possession of Tenant’s Property until all storage charges and all other amounts owed by Tenant to Landlord under this Default article have been paid in full. Nothing set forth in this section shall limit Landlord’s rights to enforce any lien or security interest in favor of Landlord against Tenant’s Property or Landlord’s rights under the End of Term article of this Lease; and
               8.3.5 If all or any part of the Premises is then assigned, sublet, transferred, or occupied by someone other than Tenant, Landlord, at its option, may collect directly from the assignee, subtenant, transferee, or occupant all rent becoming due to Tenant by reason of the assignment, sublease, transfer, or occupancy. Any collection directly by Landlord from the assignee, subtenant, transferee, or occupant shall not be construed to constitute a novation or a release of Tenant from the further performance of its obligations under this Lease.
          8.4 Acceleration. If Tenant is in default, Landlord may declare the entire balance of all forms of rent due under this Lease for the remainder of the Lease Term to be forthwith due and payable and may collect the then present value of the rents (calculated using a discount rate equal to the discount rate of the Miami, Florida branch of the Federal Reserve Bank in effect as of the date of the default). If Landlord exercises its remedy to retake possession of the Premises and collects from Tenant all forms of rent owed for the remainder of the Lease Term, Landlord shall account to Tenant, at the date of the expiration of the Lease Term, for amounts actually collected by Landlord as a result of a reletting, net of the Tenant’s obligations as specified above.
          8.5 Bankruptcy.
               8.5.1 The meaning of “adequate assurance of future performance” as used in the Bankruptcy Code shall include at least the following: (a) the posting of a security deposit in, or increase of the existing Security Deposit by, a sum equal to three months’ installments of Base Rent and additional rent for Operating Costs at the then current rate; (b) that the Tenant, if it is seeking to assume this Lease without assigning it, or the proposed assignee has sufficient financial wherewithal to discharge its obligations under this Lease and the proposed agreement of assignment as determined by Landlord’s criteria for selecting Building Project tenants as of the date of the assumption of this Lease and has a net worth, experience, and reputation that is not less than the net worth, experience, and reputation that Tenant had on the Commencement Date; and (c) that the conditions to Landlord’s consent to a transfer set forth in the Reasonable Consent section of the Assignment or Subletting article of this Lease have all been met. If Tenant receives or is to receive any valuable consideration for an assignment of this Lease, 50% of the consideration, after deducting therefrom (1) the brokerage commissions, if any, and other expenses reasonably incurred by Tenant for the assignment, and (2) any portion of the consideration reasonably designated by the assignee as paid for the purchase of Tenant’s Property, shall be and become the sole and exclusive property of Landlord and shall be paid over to Landlord directly by the assignee. If, under the provisions of the Bankruptcy Code, Tenant assumes this Lease and proposes to assign it to any person or entity whom shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of the proposed assignment setting forth: (i) the name and address of the proposed assignee, (ii) all of the terms and conditions of the proposed assignment, and (iii) the adequate assurance to be provided Landlord to assure the proposed assignee’s future performance under this Lease, shall be given to Landlord by Tenant no later than 20 days after receipt by Tenant, but in any event no later than ten days before the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into the assumption and assignment, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time before the relocation date of the proposed assignment, to accept an assignment of this Lease on the same terms and conditions and for the same consideration, if any, as the bona fide offer made by the proposed assignee, less any brokerage commission that may be payable out of the consideration to be paid by the assignee for the assignment of this Lease.
               8.5.2 For purposes of the Bankruptcy Code, “adequate protection” of Landlord’s interest in the Premises prior to assumption or assignment of this Lease by Tenant shall include, but not be limited to, the posting of a security deposit in, or increase of the existing Security Deposit by, a sum equal to three months’ installments of Base Rent and additional rent for Operating Costs at the then current rate. Tenant acknowledges that absent full and timely performance of its obligations under this Lease, Landlord’s interest in the Premises and this Lease will not be adequately protected. Consequently, if a proceeding under any chapter of the Bankruptcy Code is instituted by or against Tenant, Tenant shall, at all times subsequent to the filing of the case, be in full and complete compliance with the provisions of Section 365(d)(3) of the Bankruptcy Code. If Tenant fails to comply at all times and in all respects with the provisions of Section 365(d)(3) of the Bankruptcy Code, the failure shall constitute “cause” for modification of the automatic stay of Section 362 of the Bankruptcy Code in order to permit Landlord to pursue whatever state law remedies may be available to it, including eviction.
               8.5.3 All attorneys’ fees incurred by Landlord in connection with any bankruptcy proceedings involving Tenant or incurred by Landlord in connection with any default by Tenant under this Lease shall be deemed an “actual pecuniary loss” that Tenant must pay as a condition to assuming this Lease.
               8.5.4 If a bankruptcy petition is filed by or against Tenant, Tenant shall immediately execute a stipulation or other pleading evidencing consent to a lifting or modification of the automatic stay of Section 362 of the Bankruptcy Code, allowing Landlord to enforce the terms of this Lease.
               8.5.5 When, under the Bankruptcy Code, any trustee or debtor in possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the Premises, the charges shall be not less than the Base Rent and additional rent payable under this Lease as of that date.
               8.5.6 If a proceeding under any chapter of the Bankruptcy Code is instituted by or against Tenant, Tenant shall not seek an extension of time within which it must assume or reject this Lease under Section 365(d)(4) of the Bankruptcy Code, and Tenant irrevocably waives and relinquishes any right it may have to seek an extension to the fullest extent permitted by applicable law. Failure of Tenant to assume this Lease within the 60-day time period provided in Section 365(d)(4) of the Bankruptcy Code, without extension of that time period, shall conclusively and irrevocably constitute the Tenant’s rejection of this Lease and waiver of any rights of Tenant to assume or assign this Lease.
               8.5.7 “Prompt cure” of any existing defaults for purposes of assuming this Lease in any case under the Bankruptcy Code, includes, but not by way of limitation: (a) in the case of Monetary Defaults, the payment of not less than three months’ rent delinquencies, and all other payments and charges whatsoever, on the date of assumption, and not less than three additional months’ delinquencies in each succeeding month until all Monetary Defaults have been cured; provided however, that in no event shall the period of cure exceed three months from the date of assumption; (b) in the case of Nonmonetary Defaults, any default that can be cured by a single act, circumstance, or event, shall be cured no later than the date of assumption. To the extent any Nonmonetary Default requires a series of acts, circumstances, or events, the default shall be cured within 30 days of the date of assumption of this Lease, unless the default cannot, in good faith, be completely remedied during the 30 day period, in which event Tenant shall have a reasonable amount of time to cure the default.
               8.5.8 Rejection of this Lease by Tenant under the Bankruptcy Code shall constitute a substantial default and breach of this Lease by Tenant. Upon the occurrence of any event such material default by Tenant, Landlord may terminate this Lease by written notice to Tenant.
          8.6 Landlord’s Right to Perform. If Tenant is in default, Landlord may perform the obligations of Tenant, and if Landlord, in doing so, makes any expenditures or incurs any obligation for the payment of money, including reasonable attorneys’ fees, the sums so paid or obligations incurred shall be paid by Tenant to Landlord within five days of rendition of a bill or statement to Tenant therefor. Any exercise by Landlord of its rights under this section or under any other reservation of a right by Landlord to enter upon the Premises and to make or perform any repairs, Alterations, or other work in the Premises, which, in the first instance, is the Tenant’s obligation under this Lease, shall not be deemed to: (a) impose any obligation on Landlord to do so; (b) render Landlord liable to Tenant or any third party for the failure to do so; or (c) relieve Tenant from any obligation to indemnify Landlord as otherwise provided elsewhere in this Lease, This section shall survive the expiration or sooner termination of this Lease.
          8.7 Jurisdiction and Venue. Any legal action or proceeding arising out of or in any way connected with this Lease shall be instituted in a court (federal or state) located in Broward County, Florida, which shall be the exclusive jurisdiction and venue for litigation concerning this Lease. Landlord and Tenant shall be subject to the jurisdiction of those courts in any legal action or proceeding. In addition, Landlord and Tenant waive any objection that they may now or hereafter have to the laying of venue of any action or proceeding in those courts, and further waives the right to plead or claim that any action or proceeding brought in any of those courts has been brought in an inconvenient forum. This provision shall not be construed as a waiver of service of process in any action or proceeding.
          8.8 Remedies Cumulative. The remedies provided in this Lease or presently or hereafter existing at law or in equity shall be cumulative and concurrent, and may be exercised as often as occasion therefor shall occur. No single or partial exercise by Landlord of any remedy shall preclude any other or further exercise of that remedy or of any other remedy.
          8.9 Multiple Defaults. Tenant acknowledges that any rights or options of first refusal, or to extend the Lease Term, to expand the size of the Premises, to delete space from the Premises, to purchase the Premises or the Building Project, or other similar rights or options that have been granted to Tenant under this Lease are conditioned on the prompt and diligent performance of the terms of this Lease by Tenant. Accordingly, should Tenant, on three or more occasions during any 12-month period, (a) fail to pay any installment of rent within five days of the due date; or (b) otherwise default under this Lease; in addition to all other remedies available to Landlord, all such rights and options shall automatically, and without further action on the part of any party, expire and be deemed canceled and of no further force and effect.
          8.10 Late Charges. If any payment due Landlord under this Lease shall not be paid within five days of the date when due, Tenant shall pay, in addition to the payment then due, an administrative charge equal to the greater of (a) 5% of the past due payment; or (b) $250.
          8.11 Interest. All payments due Landlord under this Lease shall bear interest at the lesser of: (a) the Prime Rate in effect as of the date when the installment was due, plus 500 basis points, or (b) the Maximum Rate, accruing from the date the obligation arose through the date payment is actually received by Landlord.
          8.12 Bad Checks. If any check given to Landlord for any payment under this Lease is dishonored for any reason whatsoever not attributable to Landlord, in addition to all other remedies available to Landlord, at Landlord’s option, all future payments from Tenant shall be made by cashier’s check drawn on a bank located in the county where the Premises are located or by Federal Reserve wire transfer to Landlord’s account.
          8.13 Limitation of Remedies; Exculpation. Tenant waives all remedies for defaults by Landlord and all claims under any indemnities granted by Landlord under this Lease based on loss of business or profits or for other consequential damages or for punitive or special damages of any kind or, except as specifically provided in this Lease, to terminate this Lease. None of Landlord’s officers, employees, agents, directors, shareholders, partners, or affiliates shall ever have any personal liability to Tenant under this Lease, Tenant shall look solely to Landlord’s estate and interest in the Building Project for the satisfaction of any right or remedy of Tenant under this Lease, or for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord, and no other property or assets of Landlord or its principals shall be subject to levy, execution, or other enforcement procedure for the satisfaction of Tenant’s rights or remedies under this Lease, the relationship of Landlord and Tenant under this Lease, Tenant’s use and occupancy of the Premises, or any other liability of Landlord to Tenant of whatever kind or nature, No act or omission of Landlord or its agents shall constitute an actual or constructive eviction of Tenant unless Landlord shall have first received notice of Tenant’s claim and shall have failed to cure it after having been afforded a reasonable time to do so, which in no event shall be less than 30 days.
          8.14 Presumption of Abandonment. It shall be conclusively presumed that Tenant has abandoned the Premises if Tenant fails to keep the Premises open for business during regular business hours for ten consecutive days while in Monetary Default. The grace periods set forth in this article shall not apply to the application of this presumption. In the event of an abandonment, Landlord shall have the right to immediately retake possession of the Premises without legal process.
          8.15 Landlord’s Default. Landlord shall be in default under this Lease if Landlord fails to perform any of Landlord’s obligations under this Lease and the failure continues for more than 30 days after notice from Tenant specifying the default, or if the default is of a nature that it cannot be completely cured within the 30-day period solely as a result of nonfinancial circumstances outside of Landlord’s control, if Landlord fails to begin curing the default within the 30-day period or fails thereafter to cure the default within the time reasonably necessary to do so, and if Landlord’s failure materially affects Tenant’s use and occupancy of the Premises. Notwithstanding anything contained in this Lease to the contrary, Landlord’s mortgagee shall have a reasonable right, but not an obligation, to cure any defaults by Landlord. Tenant shall have no remedies as to any default by Landlord under this Lease until the expiration of a cure period in favor of Landlord’s mortgagee equal to a reasonable period of time following the expiration of the Landlord’s cure period as provided above.
     9. ALTERATIONS.
          9.1 Consent Required. Tenant shall make no Alterations without the prior written consent of Landlord, which consent may be arbitrarily withheld. However, Landlord will not unreasonably withhold or delay consent to nonstructural interior Alterations, provided that they do not affect utility services or plumbing and electrical lines or other systems of the Building Project, are not visible from outside the Premises, and do not require other alterations, additions, or improvements to portions of the Building Project outside the Premises.
          9.2 Conditions. All Alterations shall be performed in accordance with the following conditions:
               9.2.1 All Alterations requiring a building permit shall be performed in accordance with plans and specifications first submitted to Landlord for its prior written approval, which approval shall not be unreasonably withheld. Landlord shall be given, in writing, a good description of all other Alterations. Any changes in or deviations from the plans originally approved by Landlord must be similarly approved by Landlord.
               9.2.2 All Alterations shall be done in a good and workmanlike manner. Tenant shall, before the commencement of any Alterations, obtain and exhibit to Landlord any governmental permit required for the Alterations. All Alterations performed by or on behalf of Tenant shall comply with Landlord’s standards, guidelines, and procedures for construction in the Building Project.
               9.2.3 All Alterations shall be done in compliance with all other applicable provisions of this Lease and with all applicable laws, ordinances, directives, rules, and regulations of governmental authorities having jurisdiction, including the ADA and all laws dealing with the abatement, storage, transportation, and disposal of asbestos or other hazardous materials, which work, if required, shall be effected by contractors and consultants approved by Landlord and in strict compliance with all applicable laws. Notwithstanding anything to the contrary contained in this article, Tenant shall not penetrate or disrupt the structural columns of the building located within the Premises or any area within three feet of any structural column, in performing any Alterations.
               9.2.4 All work shall be performed by contractors having, in the reasonable opinion of Landlord, the proper qualifications. Tenant shall provide Landlord with the name of the Tenant’s contractor, a copy of the contractor’s licenses to do work in the subject jurisdiction(s), a Contractor’s Qualification Statement in the most current American Institute of Architects form, a copy of the executed contract between the Tenant and its contractor, and a copy of the contractor’s work schedule. All contractors shall obtain a payment and performance bond in form complying with Section 713.23, Florida Statutes and deliver a copy of the bond to Landlord before commencement of any Alterations.
               9.2.5 Before the commencement of any work by or for Tenant, Tenant shall furnish to Landlord certificates evidencing the existence of builder’s risk, comprehensive general liability, and workers’ compensation insurance complying with the requirements of the Insurance article of this Lease.
               9.2.6 All work to be performed by Tenant shall be done in a manner that will not unreasonably interfere with or disturb other tenants and occupants of the Building Project. Tenant shall submit to Landlord a plan for execution of the work indicating in reasonable detail the manner in which the work shall be prosecuted in view of the necessity of minimizing noise and inconvenience to the users of the Building Project. The plan shall be subject to the reasonable approval of Landlord. The plan shall provide that all portions of the work involving excessive noise or inconvenience to other users of the Building Project shall be done after Normal Business Hours.
               9.2.7 Any damage to any part of the Building Project that occurs as a result of any Alterations shall be promptly repaired by Tenant to the reasonable satisfaction of Landlord.
               9.2.8 Tenant and its contractor and all other persons performing any Alterations shall abide by Landlord’s job site rules and regulations and fully cooperate with Landlord’s construction representative(s) in coordinating all of the work in the Building Project, including hours of work, parking, and use of the construction elevator.
               9.2.9 All Alterations will comply with the requirements of any energy efficiency program offered by the electric service provider to the Building Project.
               9.2.10 After the initial Tenant Improvements, Landlord, or its agent or contractor, may supervise the performance of any Alterations, and, if so, Tenant shall pay to Landlord an amount equal to 7.5% of the cost of the work, as a fee for supervision and coordination of the work and as reimbursement for expenses incurred by Landlord in connection with Landlord’s supervision and coordination.
     10. LIENS. The interest of Landlord in the Premises shall not be subject in any way to any liens, including construction liens, for improvements to or other work performed in the Premises by or on behalf of Tenant. Tenant shall have no power or authority to create any lien or permit any lien to attach to the present estate, reversion, or other estate of Landlord (or the interest of any ground lessor) in the Premises or in the Building Project and all mechanics, materialmen, contractors, artisans, and other parties contracting with Tenant or its representatives or privies as to the Premises or any part of the Premises are charged with notice that they must look to the Tenant to secure payment of any bill for work done or material furnished or for any other purpose during the Lease Term. These provisions are made with express reference to Section 713.10, Florida Statutes. Notwithstanding these provisions, Tenant, at its expense, shall cause any lien filed against the Premises or the Building Project for work or materials claimed to have been furnished to Tenant to be discharged of record or properly transferred to a bond under Section 713.24, Florida Statutes, within ten days after notice to Tenant. Further, Tenant agrees to indemnify, defend, and save Landlord harmless from and against any damage or loss, including reasonable attorneys’ fees, incurred by Landlord as a result of any liens or other claims arising out of or related to work performed in the Premises by or on behalf of Tenant. Tenant shall notify every contractor making improvements to the Premises that the interest of the Landlord in the Premises shall not be subject to liens for improvements to or other work performed in the Premises by or on behalf of Tenant. Tenant shall execute, acknowledge, and deliver without charge a short form of lease or notice in recordable form containing a confirmation that the interest of Landlord in the Premises and the Building Project shall not be subject to liens for improvements or other work performed in the Premises by or on behalf of Tenant. If a short form of lease or notice is executed, it shall expressly provide that it shall be of no further force or effect after the last day of the Lease Term or on the filing by Landlord of an affidavit that the Lease Term has expired or this Lease has been terminated or that the Tenant’s right to possession of the Premises has been terminated.
     11. ACCESS TO PREMISES.
          11.1 Right of Entry. Landlord and persons authorized by Landlord may enter the Premises at any time without notice to Tenant in the event of an Emergency or to provide routine janitorial services. Landlord and persons authorized by Landlord shall also have the right to enter the Premises at all reasonable times and on reasonable advance oral or written notice for the purposes of making repairs, replacements, and improvements that may be Landlord’s obligation under this Lease or that Landlord deems necessary for the safety, protection, or preservation of the Building Project or when entry will facilitate repairs, alterations, or additions to the Building Project. If reasonably necessary for the protection and safety of Tenant, Landlord may temporarily close the Premises to perform repairs, alterations, or additions to the Building Project, provided that Landlord shall use reasonable efforts to perform all work after Normal Business Hours. Landlord and persons authorized by Landlord shall also have the right to enter the Premises at all reasonable times and on reasonable advance oral or written notice to inspect the Premises and conduct such tests and investigations (including a Phase I Indoor Air Quality audit) to evaluate the indoor air quality in the Premises or the Building, or both. In exercising its right of entry under this article, Landlord shall use commercially reasonable, good faith efforts to (a) minimize any interference with the conduct of Tenant’s business and Tenant’s use and enjoyment of the Premises, (b) prevent breaches in security, (c) avoid damage to the Premises or the equipment, fixtures, or personal property of Tenant in the Premises, and (d) respect the integrity of the “clean-room” by coordinating any required entry with Tenant for scheduled maintenance.
          11.2 Landlord Transfers. Landlord may exhibit the Premises to prospective purchasers or mortgagees of Landlord’s interest in the Premises during Normal Business Hours after reasonable advance oral or written notice. During the last six months of the Lease Term, Landlord or its agents may exhibit the Premises to prospective tenants during Normal Business Hours after reasonable advance oral or written notice.

     12. SECURITY INTEREST IN PERSONAL PROPERTY; SECURITY AGREEMENT. Tenant grants and creates a lien and security interest in favor of Landlord in and to all of the following personal property of Tenant (the “Personal Property”): all furniture, fixtures, and equipment used by Tenant in connection with its business conducted on the Premises, and all insurance proceeds of or relating to any or all of the Personal Property and all accessions and additions to, substitutions for, and replacements, products, and proceeds of any or all of the Personal Property. If Tenant shall default under this Lease, or is no longer in possession of the Premises for any reason, then and in that event, Landlord may, in addition to any other remedies available to Landlord, enter on the Premises and take possession of any and all of the Personal Property, without liability for trespass or conversion, and sell the Personal Property at public or private sale, with or without having the property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale the Landlord or its assigns may purchase the Personal Property. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if the notice is given in the manner prescribed in this Lease at least five days before the date of the sale. The proceeds from any disposition of the Personal Property, less all expenses incurred in connection with the taking of possession, holding, and selling of the Personal Property (including reasonable attorneys’ fees) shall be applied as a credit against the indebtedness secured by the Security Interest. Any surplus shall be paid to Tenant or as otherwise required by law, and Tenant shall pay any deficiencies forthwith. Tenant shall repair, replace, and install furniture, fixtures, and equipment in the Premises, as necessary, with items of equal quality and utility, so that at all times the physical condition and appearance of the Premises shall be commensurate with a first-class operation of the type permitted under this Lease. All additions, substitutions, or replacements shall be deemed a part of the Personal Property. None of the Personal Property or any right or interest in or to the Personal Property shall be conveyed, transferred, assigned, mortgaged, or encumbered in any manner by Tenant without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion. This Lease constitutes a security agreement under the Uniform Commercial Code and creates a security interest in the Personal Property (the “Security Interest”). The Security Interest secures payment and performance of all of Tenant’s obligations under this Lease. Tenant shall take all necessary action to maintain and preserve the Security Interest concerning the Personal Property including the executing, delivering, filing, refiling, recording, or rerecording of any financing statements, continuation statements, or other security agreements, and the giving of any instruments of further assurance that Landlord from time to time may request to protect the Security Interest. Without limiting the foregoing, Tenant appoints Landlord as Tenant’s attorney-in-fact to execute, deliver, and file any instruments for and on behalf of Tenant, but Landlord shall not be required, and shall not be deemed to be under any duty to Tenant, any guarantor or surety of this Lease, or any other person to protect, perfect, secure, or insure the Security Interest nor shall Landlord have any obligation for, among other things, the filing of any financing statements under the Uniform Commercial Code. The limited power of attorney granted by Tenant in the immediately preceding sentence, being coupled with an interest, is deemed to be irrevocable by Tenant. Notwithstanding the expiration or sooner termination of this Lease, the terms of this article shall survive as a security agreement as to the Security Interest until repayment or satisfaction in full of all obligations of Tenant under this Lease. The Personal Property shall at all times remain in the Premises, subject to the control of Landlord. In the event of a sale, lease, or encumbrance of the Building Project, Landlord shall have the right to transfer the Security Interest to the purchaser, landlord, tenant, or mortgagee and if the Security Interest is transferred, Landlord shall thereafter be relieved from any liability concerning the Security Interest.
     13. BUILDING PROJECT AND COMMON AREAS.
          13.1 Definition of Common Areas. The “Common Areas” of the Building Project include such areas and facilities as a lobby, delivery facilities, walkways, common corridors, landscaped and planted areas, parking facilities, elevators, stairways, and public restrooms. Landlord shall operate, manage, equip, light, repair, and maintain the Common Areas. Landlord may, at any time and from time to time, without it constituting an actual or constructive eviction, and without otherwise incurring any liability to Tenant, increase, reduce, or change the number, type, size, location, elevation, nature, and use of any of the Common Areas, make improvements, alterations, or additions to the Building Project, remove or change the arrangement or location, or both, of entrances or passageways, corridors, elevators, stairs, public restrooms, or other public parts of the Building Project, and change the name or number by which the Building Project is known. Landlord may also temporarily close the Common Areas to make repairs.
          13.2 Tenant’s Rights. As long as Tenant is entitled to possession of the Premises, Tenant shall have a nonexclusive right, in common with Landlord, the other tenants of the Building Project, and all others to whom Landlord has granted or may hereafter grant rights, to use the Common Areas, subject to the terms of this Lease and the Rules and Regulations. The Common Areas shall at all times be subject to the exclusive control and management of Landlord. Landlord may grant third parties specific rights concerning portions of the Common Areas and any such grant shall not be deemed an infringement on any rights granted to Tenant under this Lease or otherwise.
          13.3 No Implied Rights. This Lease does not create, nor will Tenant have any express or implied easement for, or other rights to, air, light, or view over, from, or about the Building Project.
          13.4 Rules and Regulations. Tenant shall conform to the Rules and Regulations. No failure of Landlord to enforce any Rules and Regulations against any other tenant shall be deemed a default by Landlord under this Lease, or excuse compliance with the Rules and Regulations by Tenant.
     14. ENVIRONMENTAL LAWS.
          14.1 Compliance with Laws. Tenant’s use of, and activities on, the Premises shall be conducted in compliance with all Environmental Laws. If any of Tenant’s activities require the use of “hazardous” or “toxic” substances, as those terms are defined by any of the Environmental Laws, then Tenant represents and warrants to Landlord that Tenant has received all permits and approvals required under the Environmental Laws concerning the toxic or hazardous substances. Tenant shall maintain the Premises in a “clean” condition during the

Lease Term. As used in this article, the term “clean” shall mean that the Premises are in complete compliance with the Environmental Laws and this Lease.
          14.2 Tenant’s Breach. If Tenant breaches any of its obligations contained in this article or fails to notify Landlord of the release of any hazardous or toxic substances from the Premises, then, in addition to all other rights and remedies available to Landlord, Landlord shall have the right to initiate a clean up of the Premises, in which case Landlord shall be reimbursed by Tenant for, and indemnified by Tenant from, any and all costs, expenses, losses, and liabilities incurred in connection with the clean up (including all reasonable attorneys’ fees) by Landlord. In the alternative, Landlord may require Tenant to clean up the Premises and to fully indemnify and hold Landlord harmless from any and all losses, liabilities, expenses (including but not limited to reasonable attorneys’ fees), and costs incurred by Landlord in connection with Tenant’s clean up action. Notwithstanding anything in this article, Tenant agrees to pay, and shall indemnify defend, and hold Landlord harmless from and against, any and all losses, claims, liabilities, costs, and expenses (including reasonable attorneys’ fees) incurred by Landlord as a result of any breach by Tenant of its obligations under this article, and as a result of any contamination of the Premises because of Tenant’s use of hazardous or toxic substances on the Premises.
          14.3 Ongoing Use of Hazardous Substances. If Tenant’s operations require the ongoing use of hazardous or toxic substances, then Tenant shall supply Landlord with copies of reports and any other monitoring information required by the Environmental Laws. As used in this article, “Premises” shall mean and refer to the property that is the subject of this Lease as well as any portion of the Building Project that may be damaged or contaminated by the release of any toxic or hazardous substance.
          14.4 Survival. This article shall survive the expiration or sooner termination of this Lease.
     15. CASUALTY DAMAGE.
          15.1 Termination Rights. If: (a) the Building Project shall be so damaged that substantial alteration or reconstruction of the Building Project shall, in Landlord’s opinion, be required (whether or not the Premises shall have been damaged by the casualty); or (b) any mortgagee of the Building Project should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt; or (c) there is any material loss to the Building Project that is not covered by insurance required to be maintained by Landlord under this Lease; or (d) the Premises shall be partially damaged by casualty during the last two years of the Lease Term, and the estimated cost of repair exceeds 25% of the Base Rent then remaining to be paid by Tenant for the balance of the Lease Term; Landlord may, within 60 days after the casualty, give notice to Tenant of Landlord’s election to terminate this Lease, and the balance of the Lease Term shall automatically expire on the fifth day after the notice is delivered.
          15.2 Restoration. Within 90 days of the date of any casualty which requires substantial alteration or reconstruction of the Building Project, as described in Section 15.1, Landlord shall notify Tenant whether Landlord intends to rebuild the Building Project, and, if so, whether the Building Project can be rebuilt so that the Premises will be made tenantable within

          12 months of the date of the casualty (or, in the case of a casualty affecting buildings other than the Building alone in the general area in which the Building Project is located, such as, but not limited to, a hurricane, earthquake, or fire, within 18 months from the date of the casualty) (the “Restoration Period”). If the notice indicates that Landlord does not intend to rebuild or that the Building Project cannot be rebuilt so that the Premises will be made tenantable within the Restoration Period, Tenant may, within ten days of Landlord’s notice, give Landlord notice that Tenant elects to terminate this Lease, and the balance of the Lease Term shall automatically expire on the fifth day after the notice is delivered. Should Landlord’s notice indicate that the Building Project can be rebuilt so that the Premises will be made tenantable within the Restoration Period or if the notice indicates that rebuilding will take longer than the Restoration Period but Tenant does not elect to terminate this Lease within ten days of Landlord’s notice, Landlord shall proceed with reasonable diligence to rebuild the Building Project in accordance with the terms of this article. Should the rebuilding not be substantially completed so that the Premises are rendered tenantable by the date (the “Outside Date”) which is the later of the end of the Restoration Period or the completion date estimated in Landlord’s Notice, then Tenant shall have the right to terminate this Lease by giving not less than 30 days’ prior written notice to Landlord, which notice must be sent before Tenant resumes its business in the Premises, but in any event no later than ten days after the Outside Date, and this Lease shall terminate as of the date specified in the notice with the same effect as if that date were the scheduled expiration date of this Lease. Notwithstanding the foregoing, if Tenant sends a notice of termination and Landlord, prior to the date of termination specified in the notice, substantially completes the rebuilding so that the Premises are rendered tenantable, then Tenant’s notice shall be without force or effect and this Lease shall continue in full force and effect. The Outside Date shall be extended by the cumulative periods of any delays caused by Tenant or any of the events described in the Impossibility of Performance article of this Lease. If Landlord does not elect to terminate this Lease, Landlord shall proceed with reasonable diligence to restore the Building Project and the Premises to substantially the same condition they were in immediately before the happening of the casualty. However, Landlord shall not be required to restore any unleased premises in the Building Project or any portion of Tenant’s Property. When repairs to the Premises that are Landlord’s obligation under this article have been completed by Landlord, Tenant shall complete the restoration or replacement of the Premises and all of Tenant’s Property necessary to permit Tenant’s reoccupancy of the Premises.
          15.3 Rent Abatement. Rent shall abate in proportion to the portion of the Premises not useable by Tenant as a result of any casualty covered by insurance carried or required to be carried by Landlord under this Lease, as of the date on which the Premises becomes unusable. Landlord shall not be liable to Tenant for any delay in restoring the Premises or any inconvenience or annoyance to Tenant or injury to Tenant’s business resulting in any way from the damage or the repairs, Tenant’s sole remedy being the right to an abatement of rent.
          15.4 Override. The rights given Tenant under this article are in lieu of and override any rights that Tenant may have by statute or under other applicable law.
     16. CONDEMNATION.
          16.1 Definition of Taking. For purposes of this article, any of the following three events shall be deemed a “Taking”; (a) if any part of the Building Project is taken or condemned through the exercise of the power of eminent domain by any governmental or private board, body, or agency having the right to exercise such power; or (b) if any part of the Building Project is conveyed to any condemning authority under threat of condemnation before or after proceedings have been commenced to acquire the property by the condemning authority; or (c) if a “taking” is judicially declared in any proceeding in which Landlord is a party. As of the Date of this Lease, Landlord has not received any notice of pending condemnation affecting the Building.
          16.2 Total Taking. In the event of a Taking of all of the Premises, this Lease shall terminate on the date on which possession of the Premises is delivered to the condemning authority (the “Condemnation Date”) and rent shall be apportioned and paid to the Condemnation Date.
          16.3 Partial Taking. In the event of a Taking of a portion but less than all of the Premises or, even if no portion of the Premises is taken, if a portion of the Building Project is taken resulting in a loss of parking spaces so that the Building Project has fewer parking spaces than is required by applicable law as of the Condemnation Date, as finally determined following any application for a variance, then either Landlord or Tenant may elect to terminate this Lease effective as of the Condemnation Date by providing notice of termination to the other not later than ten days after the Condemnation Date, and rent shall be apportioned and paid to the Condemnation Date. If Tenant sends a notice of termination because the Building Project will have fewer spaces than is required by applicable law and Landlord, within 15 days of receipt of the notice, notifies Tenant that Landlord will provide additional parking on the Building Project or on property adjacent to the Building Project so that the Building Project will have sufficient parking spaces to meet the requirements of applicable law, then Tenant’s notice shall be without force or effect and this Lease shall continue in full force and effect.
          16.4 Rent Abatement. If either party, having a right to terminate this Lease under the Partial Taking section of this article, fails to terminate this Lease within the time and in the manner provided in the Partial Taking section of this article, or elects not to terminate this Lease, this Lease shall continue in full force and effect but rent payable under this Lease shall abate in direct proportion to the difference in the fair market rental value of the Premises before and after the Taking. No rental abatement shall be granted Tenant for a loss of parking spaces or for the loss of any other portion of the Common Areas, Tenant recognizing that Tenant’s right to use parking spaces and the Common Areas in common with Landlord’s other tenants does not vest in Tenant any leasehold or other ownership interest in any of the parking spaces or Common Areas.
          16.5 Restoration. In any case in which this Lease shall not terminate, but shall continue as to the portion of the Premises remaining after the Taking, Landlord shall restore that portion of the Premises so remaining to as near a complete architectural unit as is practical; provided, however, that if Landlord’s costs and expenses incurred or to be incurred in connection with the restoration are reasonably estimated by Landlord to exceed the amount of the award to be received by Landlord for any buildings or structures taken and for damages to the remaining buildings or structures, Landlord, regardless of whether Landlord and Tenant have earlier elected to continue this Lease as to the remaining Premises, may nevertheless terminate this Lease by notice to Tenant within 30 days following Landlord’s receipt of notice of the amount of the award. Landlord’s obligations to restore the Premises under this section shall be conditioned on the consent of any mortgagee of the Building Project to the use of the condemnation award for that purpose.
          16.6 Assignment of Rights. Except to the extent set forth in the Tenant Compensation Rights section of this article, all awards in condemnation, whether recovered as a result of litigation, or in settlement of litigation or threatened condemnation, or as part of a private purchase in lieu of condemnation, and whether termed compensation or damages, but payable in any event for the Taking of all or a portion of the Premises or the Building Project shall belong solely to Landlord. Tenant assigns to Landlord all of Tenant’s right, title, and interest, if any, in and to all awards in condemnation, and all rights to an apportionment of the awards, including all compensation and damages representing the value of any property or improvements taken, damages by way of the reduction in value of the remaining property not taken, damages on account of any reduction in the value of Tenant’s leasehold estate or representing the value of Tenant’s leasehold improvements, damages for any loss or impairment of access, and, in general, all compensation and damages of whatever kind, nature, or description that may be payable on account of any Taking or on account of the use of the property so taken by the condemning authority.
          16.7 Withdrawal of Awards. Tenant shall, accordingly, make no claim by way of apportionment or otherwise to any awards in condemnation payable to Landlord under the provisions of this Condemnation article and, therefore, consents to Landlord’s withdrawal of any sum deposited into the court registry of any court of competent jurisdiction by a condemning authority, at any time during the pendency of condemnation proceedings, should the proceedings be initiated against Landlord, except to the extent to which any sums so deposited represent damages or compensation that belongs to Tenant under the provisions of the Tenant Compensation Rights section of this article.
          16.8 Tenant Compensation Rights. Tenant shall have the right to claim and recover, provided Tenant asserts and pursues its claims against the condemning authority, only that compensation or damage representing Tenant’s moving and relocation expenses, the value of Tenant’s Property, and its business damage claim.
          16.9 Right to Participate. Tenant shall be entitled to participate in all condemnation proceedings affecting the Premises.
     17. REPAIR AND MAINTENANCE.
          17.1 Landlord’s Obligations. Landlord shall repair and maintain in good order and condition, ordinary wear and tear excepted, the Common Areas, the roof of the Building, the outside walls of the Building, the exterior windows of the Building, the structural portions of the Building, the elevators, and the electrical, plumbing, mechanical, fire protection, and HVAC systems servicing the Building. However, unless the waiver of subrogation section of this Lease applies, Tenant shall pay the cost of any such repairs or maintenance resulting from acts or omissions of Tenant, its employees, agents, or contractors. Additionally, Landlord shall replace the building standard fluorescent light tubes in the Premises. Tenant waives the provisions of any law, or any right Tenant may have under common law, permitting Tenant to make repairs at Landlord’s expense or to withhold rent or terminate this Lease based on any alleged failure of Landlord to make repairs. All costs associated with the repair and maintenance obligations of Landlord under this article shall be included in and constitute Operating Costs.
          17.2 Tenant’s Obligations. Except as provided in the Landlord’s Obligations section of this article, Landlord shall have no maintenance obligation concerning the Premises and no obligation to make any repairs or replacements, in, on, or to the Premises. Tenant assumes the full and sole responsibility for the condition, operation, repair, replacement, and maintenance of the Premises, including all improvements, throughout the Lease Term, except to the extent expressly set forth in the Landlord’s Obligations section of this article. Tenant shall maintain the Premises in good repair and in a clean, attractive, first-class condition. Without limiting the generality of foregoing, Tenant shall repair, replace, and maintain in good and operational order and condition the nonstructural interior portions of the Premises, exterior and interior portions of all doors and lock sets, door frames, and door checks, interior windows, plate and window glass, floor coverings, wall coverings, decorations, furniture, fixtures, equipment, and appliances and the electrical and mechanical systems not considered Building Project standard that have been installed for the exclusive use and benefit of Tenant such as additional HVAC equipment, hot water heaters, electrical services for computers or similar items, and security or telephone systems for the Premises. All replacements shall be of equal quality and class to the original items replaced. Tenant shall not commit or allow to be committed any waste on any portion of the Premises. Tenant shall be solely responsible for all of Landlord’s reasonable out-of-pocket costs incurred in removing the tobacco odor and any staining or damage to the Premises as a result of Tenant, or its employees, agents, contractors, invitees, or guests smoking any tobacco or tobacco related product in the Premises in violation of the Rules and Regulations.
     18. ESTOPPEL CERTIFICATES. From time to time, Tenant, on not less than five days’ prior notice from Landlord or Landlord’s mortgagee, shall execute and deliver to Landlord or Landlord’s mortgagee, as the case may be, an estoppel certificate in a form generally consistent with the requirements of institutional lenders and certified to Landlord and any mortgagee or prospective mortgagee or purchaser of the Building Project. In addition, if requested, Tenant shall provide any financial information concerning Tenant and Tenant’s business operations and Guarantor that may be reasonably requested by any mortgagee or prospective mortgagee or purchaser of the Building Project. Tenant acknowledges that Landlord will suffer substantial damages if Tenant does not provide an estoppel certificate within the time periods provided in this article. Therefore, Tenant shall pay Landlord the sum of $100 per day for each day of delay in delivering an estoppel certificate. The parties agree that this is a fair and reasonable estimation of Landlord’s actual costs and damages which would be incurred in the event of a delay in the delivery of the estoppel certificate and does not constitute a penalty.
     19. SUBORDINATION. This Lease is and shall be subject and subordinate to any ground, overriding, or underlying leases and the rights of the landlords under those leases and to all mortgages that may now or hereafter affect the leases or the Building Project, and to all renewals, modifications, consolidations, replacements, and extensions of the leases and mortgages; provided, however, Tenant agrees that any such landlord or mortgagee shall have the right at any time to subordinate its interest in any ground, overriding or underlying lease, or mortgage, as the case may be, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such interest without regard to their respective dates of execution, delivery or recording and in that event such landlord or mortgagee shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such interest and had been assigned to such landlord or mortgagee. This article shall be selfoperative and no further instrument of subordination shall be necessary. However, in confirmation of this subordination, Tenant shall execute promptly any certificate that Landlord may request. The failure of Tenant to execute any certificate within ten days following written demand by Landlord shall constitute a material default under the terms of this Lease. If any ground or underlying lease is terminated, or any mortgage foreclosed, this Lease shall not terminate or be terminable by Tenant unless Tenant was specifically named in any termination or foreclosure judgment or final order. If any ground or underlying lease is terminated, or if the interest of Landlord under this Lease is transferred by reason of or assigned in lieu of foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution for the mortgage, or if this Lease is terminated by termination of any lease or by foreclosure of any mortgage to which this Lease is or may be subordinate, then Tenant will, at the option to be exercised in writing by the Landlord under any ground or underlying lease or the purchaser, assignee, or tenant, as the case may be, (a) attorn to it and will perform for its benefit all the terms, covenants, and conditions of this Lease on Tenant’s part to be performed with the same force and effect as if the landlord or the purchaser, assignee, or tenant were the landlord originally named in this Lease, or (b) enter into a new lease with the landlord or the purchaser, assignee, or tenant for the remainder of the Lease Term and otherwise on the same terms, conditions, and rents as provided in this Lease.
     20. INDEMNIFICATION. Landlord and Tenant shall each indemnify, defend, and save harmless the other party and the other party’s employees, agents, and contractors (the “Indemnified Parties”) from and against any and all loss, damage, claim, demand, liability, or expense (including reasonable attorneys’ fees) resulting from claims by third parties and based on any acts or omissions (specifically including negligence and the failure to comply with this Lease) of the indemnitor, its employees, agents, and contractors in connection with the Building Project and only to the extent caused in whole or in part by acts or omissions of the indemnitor, its employees, agents, and contractors, regardless of whether or not the claim is caused in part by any of the Indemnified Parties. The indemnitor shall have the right to assume the defense of any claim covered by this indemnity on behalf of both itself and the Indemnified Parties, provided that the lawyers selected by the indemnitor to handle the defense are reasonably satisfactory to the Indemnified Parties and the representation will not result in a conflict of interest for the lawyers. The Indemnified Parties may not settle any claim covered by this Indemnification article without the consent of the indemnitor. When any claim is caused by the joint acts or omissions of the indemnitor and the Indemnified Parties, the indemnitor’s duties under this article shall be in proportion to the indemnitor’s allocable share of the joint liability. This Indemnification article shall not be construed to restrict, limit, or modify either party’s insurance obligations under this Lease. Either party’s compliance with the insurance requirements under this Lease shall not restrict, limit, or modify that party’s obligations under this Indemnification article.
     21. ANTIWAIVER. The failure of a party to insist on the strict performance of any provision of this Lease or to exercise any remedy for any default shall not be construed as a waiver. The waiver of any noncompliance with this Lease shall not prevent subsequent similar noncompliance from being a default No notice to or demand on a party shall of itself entitle the party to any other or further notice or demand in similar or other circumstances. No waiver shall be effective unless expressed in writing and signed by the waiving party. The receipt by Landlord of any rent after default on the part of Tenant (whether the rent is due before or after the default) shall not be deemed to operate as a waiver of any then existing default by Tenant or of the right of Landlord to enforce the payment of any other rent reserved in this Lease that may be due and owing at that time, or otherwise, or to pursue eviction or any other remedies available to Landlord. No payment by Tenant, or receipt by Landlord, of a lesser amount than the rent actually owed under the terms of this Lease shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement of, or statement on, any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction. Landlord may accept the check or payment without prejudice to Landlord’s right to recover the balance of the rent or to pursue any other remedy. No act of Landlord shall be deemed an acceptance of a surrender of the Premises and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. The acceptance of the keys to the Premises by the Landlord from the Tenant before the termination of this Lease will not operate as a termination of this Lease or a surrender of the Premises unless done under a written agreement duly executed on behalf of Landlord and specifically evidencing an express intention by Landlord so to effect a termination or accept a surrender. It is the intention of the parties that this article modify the common law rules of waiver and estoppel and the provisions of any statutes which might dictate a contrary result
     22. NO REPRESENTATIONS BY LANDLORD. Neither Landlord nor Landlord’s agents have made any representations or promises concerning the physical condition of the Building Project or the Premises, Tenant’s ability to use the Premises for the uses permitted under this Lease, the area of the Premises or the manner of calculating such area, anticipated Operating Costs, or any other matter affecting or relating to the Premises, except as expressly set forth in this Lease and no rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease.
     23. SERVICES AND UTILITIES.
          23.1 Services Furnished. Landlord shall furnish the following services:
               23.1.1 Air conditioning.
               23.1.2 Janitorial and general cleaning services on Business Days.
          23.2 Modification of Systems. Tenant shall pay to Landlord the costs of any modification to any Building Project utility or service system necessary to accommodate Tenant Notwithstanding the foregoing, Landlord shall not be required to make any modification to any utility or service system of the Building Project on behalf of Tenant.
          23.3 Electrical Utility Provider. Landlord has advised Tenant that presently Florida Power & Light Company is the utility company selected by Landlord to provide electricity service for the Building. However, if permitted by law, Landlord may at any time and from time to time during the Lease Term contract for service from a different company or companies providing electricity service.
          23.4 No Liability. Landlord shall not be liable to Tenant for any loss or damage or expense that Tenant may sustain or incur if either the quantity or character of electric service or any other utility service to the Premises is changed or is no longer available or suitable for Tenant’s requirements. Tenant’s use of electrical and heating, ventilating, and air conditioning services furnished by Landlord shall not exceed, either in voltage, rated capacity, use, or overall load, that which Landlord deems to be standard for the Building. If Tenant requests permission to consume electrical or heating, ventilating, and air conditioning services in excess of building standard levels, Landlord may refuse to consent to the usage or may consent on conditions specified by Landlord (including the installation of utility service upgrades, submeters, air handlers, or cooling units), and all costs associated with the additional usage and the installation and maintenance of facilities for the additional usage shall be paid by Tenant as additional rent.
          23.5 Interruption of Services. In no event shall Landlord be liable for damages resulting from any of the fixtures or equipment in the Building Project being out of repair, or for injury to persons, property, or business caused by any defects in the electric, elevator, HVAC, or water apparatus, or for any damages arising out of the failure to furnish HVAC, elevator, water, janitor, or other service, unless caused by the negligence or intentional acts of Landlord, and any interruption or failure shall in no manner constitute an actual or constructive eviction of Tenant or entitle Tenant to abatement of any rent due under this Lease.
          23.6 Access Systems. If at any time during the Lease Term the Building Project has any type of card access system for the Parking Areas or the Building, Tenant shall purchase access cards for all occupants of the Premises from Landlord at a building standard charge and shall comply with building standard terms relating to access to the Parking Areas and the Building.
          23.7 Electrical Services. Landlord shall not provide or be obligated to cause any other party to provide any electrical services to the Premises. Tenant shall be solely responsible for all charges for electrical services to the Premises, including electricity costs for HVAC services to the Premises and all costs associated with the provision of a separate electric meter for the Premises. Tenant shall maintain active electrical service to the Premises at all times during the Lease Term.
     24. SECURITY DEPOSIT.
          24.1 General. The Security Deposit shall be held by Landlord as security for Tenant’s full and faithful performance of this Lease including the payment of rent. The Security Deposit shall not be considered an advance payment of rent and is not intended to serve as liquidated damages nor to be a measure of Landlord’s damages for any default by Tenant. The Security Deposit may be commingled with other funds of Landlord and Landlord shall have no liability for the accrual or payment of any interest on the Security Deposit.

          24.2 Application of Security Deposit. Landlord may use, apply, or retain the whole or any part of the Security Deposit to the extent required for the payment of any rent or for any sum that Landlord may be required to expend by reason of Tenant’s default under any of the provisions of this Lease. Tenant expressly acknowledges that Tenant shall not have the right to apply the Security Deposit to rent. Application of the Security Deposit to rents owed shall be at the sole option of Landlord, and the right to possession of the Premises by Landlord for nonpayment of rent or for any other reason shall not in any event be affected by the existence of the Security Deposit.
          24.3 Replenishment of Security Deposit. If Landlord uses, applies, or retains the whole or any part of the Security Deposit in accordance with its Lease, Tenant shall deliver to Landlord the amount necessary to replenish the Security Deposit to its original sum within five days after notification from Landlord of the amount due. Failure to pay the amount due within the required time period shall constitute a material default under this Lease.
          24.4 Transfer of Building Project. In the event of a sale, lease, or encumbrance of the Building Project or any part of the Building Project, Landlord shall have the right to transfer the Security Deposit to the purchaser, landlord, tenant, or mortgagee and if the Security Deposit is transferred, Landlord shall thereafter be relieved from any liability concerning the Security Deposit, provided the transferee has assumed Landlord’s obligations hereunder.
          24.5 Prohibition on Tenant Assignment. Tenant shall not assign or encumber its rights concerning the Security Deposit. Landlord and its successors or assigns shall not be bound by any purported assignment or have any liability to any purported assignee.
          24.6 When Returned. If Tenant fully and faithfully complies with all of the terms, covenants, and conditions of this Lease, any part of the Security Deposit not used or retained by Landlord under the terms of this Lease shall be returned to Tenant within 30 days after the expiration of the Lease Term and after Tenant’s delivery of possession of the Premises to Landlord. However, if at the expiration of the Lease Term there are any amounts that may be due from Tenant that have not yet been finally determined (for example, rent for Operating Costs for the year in which the Lease Term expires) then Landlord may estimate the amounts which will be owed and deduct them from the Security Deposit. When the actual amounts are finally determined, an adjustment shall be made between Landlord and Tenant with payment to or repayment by Landlord, as the case may require, to the end that Landlord shall receive the entire amount actually owed by Tenant and Tenant shall receive reimbursement for any overpayments.
     25. GOVERNMENTAL REGULATIONS.
          25.1 Tenant to Comply. Tenant shall promptly comply with all laws, orders, and regulations of all county, municipal, state, federal, and other applicable governmental authorities, and all recorded covenants and restrictions affecting the Building Project, now in force, or that may hereafter be in force, pertaining to Tenant or its use of the Premises, and shall faithfully observe, in the use of the Premises, all municipal and county ordinances and state and federal laws now in force or that may hereafter be in force, that shall impose any duty on Tenant concerning the Premises or the use or occupancy of the Premises, including all laws relating to fire and safety, hazardous materials, indoor air quality, and to persons with disabilities (whether the requirements be structural or nonstructural), and specifically, but without limitation, installation and maintenance of sprinklers, fire alarms, smoke detectors and other sensors, and alterations and other measures necessary to comply with the ADA. At Landlord’s option, any required compliance, installation, and maintenance may be performed by Landlord, at Tenant’s expense, to be paid by Tenant promptly when billed by Landlord.
          25.2 Insurance Requirements. Tenant shall comply with all requirements of the Board of Fire Underwriters of the State where the Premises are located or any other similar body affecting the Premises and shall not use the Premises in a manner that shall increase the rate of fire insurance or other insurance of Landlord over that in effect during the year before the Commencement Date. If the use of the Premises by Tenant increases any insurance rate concerning the Building Project, Tenant shall reimburse Landlord for the additional costs.
          25.3 Licenses and Permits. Tenant shall obtain all licenses and permits from time to time required to enable Tenant to conduct its business under this Lease. No failure of Tenant to obtain or maintain any licenses or permits, or extensions or renewals of them, shall release Tenant from the performance and observance of Tenant’s obligations under this Lease.
          25.4 Alterations Required by ADA. If, as a result of Tenant’s use of the Premises or the making of any Alterations by Tenant, any additions, alterations, or improvements shall be required to be made by Landlord to any part of the Premises or the Building Project to comply with any requirements of the ADA, Tenant shall reimburse Landlord on demand for the costs incurred by Landlord to effect such compliance. Landlord shall comply with ADA concerning portions of the Building Project not leased or available for leasing to tenants (unless compliance is triggered by a specific use or alteration of the Premises by Tenant).
     26. SIGNS. Tenant will not place or permit to be placed or maintained on any portion of the Building Project, including on any exterior door, wall, or window of the Premises, or within the interior of the Premises, if visible from the exterior of the Premises, any signage or advertising matter of any kind, without first obtaining Landlord’s written approval and consent, which may be arbitrarily withheld. Notwithstanding the foregoing, Tenant (at its cost) shall be permitted to place a sign bearing its name on the entrance door to the Premises and will be furnished a single listing of its name in the Building’s Directory (at Landlord’s cost), all in accordance with the criteria adopted from time to time by Landlord for the Building Project. All door signs shall be in Building Standard format purchased by Tenant from graphics fabricator designated by Landlord. Any changes or additional listings in the Directory shall be furnished (subject to availability of space) for a building standard charge.
     27. SURVIVAL. Any liability or obligation of Landlord or Tenant arising during the Lease Term shall survive the expiration or earlier termination of this Lease, including obligations and liabilities relating to (a) the adjustments of Operating Cost rent referenced in the Operating Costs article of this Lease, (b) the condition of the Premises or the removal of Tenant’s Property, and (c) the indemnification provisions of this Lease.
     28. BROKER. Landlord and Tenant represent and warrant that they neither consulted nor negotiated with any broker or finder regarding the Premises, except the Leasing

Broker. Landlord and Tenant agree to indemnify, defend, and save the other harmless from and against any claims for fees or commissions from anyone other than the Leasing Broker with whom they have dealt in connection with the Premises or this Lease including attorneys’ fees incurred in defending any claim. Landlord shall indemnify and hold Tenant harmless against payment of any leasing commission due the Leasing Broker in connection with this Lease.
     29. QUIET ENJOYMENT.
          29.1 Landlord’s Covenant. Landlord covenants and agrees that, on Tenant’s paying rent and performing all of the other provisions of this Lease on its part to be performed, Tenant may peaceably and quietly hold and enjoy the Premises for the Lease Term without material hindrance or interruption by Landlord or any other person claiming by, through, or under Landlord, subject, nevertheless, to the terms, covenants, and conditions of this Lease and all existing or future ground leases, underlying leases, mortgages, or deeds of trust encumbering the Building Project.
          29.2 Temporary Closing. Notwithstanding the foregoing, Landlord may temporarily close the Building Project and preclude access to the Premises in the event of casualty, governmental requirements, the threat of an emergency such as a hurricane, civil commotion, terrorism, war like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, floods, other natural disasters, or acts of God, or if Landlord reasonably deems it necessary in order to prevent damage or injury to person or property, and at all times subject to Landlord’s security policies and procedures.
     30. END OF TERM.
          30.1 Surrender Obligations. Tenant shall surrender the Premises to Landlord at the expiration or sooner termination of this Lease in good order and condition, broom clean, except for reasonable wear and tear and damage by fire or other casualty covered by the property insurance carried or required to be carried by Landlord under this Lease and Tenant shall surrender all keys for the Premises to Landlord. Unless Landlord shall have consented in writing to Tenant’s holding over, Tenant shall be liable to Landlord for all damages, including any consequential damages, that Landlord may suffer by reason of any holding over by Tenant, and Tenant shall indemnify, defend, and save Landlord harmless against all costs, claims, loss, or liability resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant founded on any delay. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Lease Term shall be construed to extend the Lease Term or prevent Landlord from immediate recovery of possession of the Premises.
          30.2 Landlord’s Property. The term “Landlord’s Property” shall mean all fixtures, equipment, improvements, appurtenances, and carpeting attached to or built into the Premises at the Commencement Date or during the Lease Term, whether or not by or at the expense of Tenant, and any personal property in the Premises on the Commencement Date, unless the personal property was paid for by Tenant. All Alterations, whether temporary or permanent in character, including HVAC equipment, wall coverings, carpeting and other floor coverings, ceiling tiles, blinds and other window treatments, lighting fixtures and bulbs, built in or attached shelving, built in furniture, millwork, counter tops, cabinetry, all doors (both exterior and interior), bathroom fixtures, sinks, kitchen area improvements, and wall mirrors, made by Landlord or Tenant in or on the Premises shall be deemed Landlord’s Property. All of Landlord’s Property shall be and remain a part of the Premises at the expiration or sooner termination of the Lease Term (without compensation to Tenant) and shall not be removed or replaced by Tenant without the prior written consent of Landlord.
          30.3 Tenant’s Property. The term “Tenant’s Property” shall mean all moveable machinery and equipment, including moveable communications equipment and moveable office equipment, that are installed in the Premises by or for the account of Tenant without expense to Landlord and that can be removed without damage to the Premises or the Building Project, and all moveable furniture, furnishings, and other articles of moveable personal property owned by Tenant and located in the Premises.
          30.4 Removal and Restoration Obligations. On the expiration or sooner termination of the Lease Term, Tenant, at its expense, shall remove from the Premises all of Tenant’s Property and all Alterations that Landlord designates by notice to Tenant. Tenant shall also repair any damage to the Premises and the Building Project caused by the removal. Any items of Tenant’s Property that shall remain in the Premises after the expiration or sooner termination of the Lease Term, may, at the option of Landlord, be deemed to have been abandoned, and in that case, those items may be retained by Landlord as its property to be disposed of by Landlord, without accountability to Tenant or any other party, in the manner Landlord shall determine, at Tenant’s expense.
     31. RECORDATION. Tenant shall not record this Lease or any memorandum, “short form,” or other notice of this Lease without the prior written consent of Landlord.
     32. LEASE NOT BINDING UNLESS EXECUTED. Submission by Landlord of this Lease for execution by Tenant shall not constitute an offer and shall confer no rights nor impose any obligations on either party unless and until both Landlord and Tenant shall have executed and delivered this Lease.
     33. ATTORNEYS’ FEES. In any suit, action, or other proceeding, including arbitration or bankruptcy, arising out of or in any manner relating to this Lease, the Premises, or the Building Project (including (a) the enforcement or interpretation of either party’s rights or obligations under this Lease whether in contract, tort, or both, or (b) the declaration of any rights or obligations under this Lease) the prevailing party, as determined by the court or arbitrator, shall be entitled to recover from the losing party reasonable attorneys’ fees and disbursements (including disbursements that would not otherwise be taxable as costs in the proceeding). In addition, if Landlord becomes a party to any suit or proceeding affecting the Premises or involving this Lease or Tenant’s interest under this Lease, other than a suit between Landlord and Tenant, or if Landlord engages counsel to collect any of the amounts owed under this Lease, or to enforce performance of any of the agreements, conditions, covenants, provisions, or stipulations of this Lease, without commencing litigation, then the costs, expenses, and reasonable attorneys’ fees and disbursements incurred by Landlord shall be paid to Landlord by Tenant. All references in this Lease to attorneys’ fees shall be deemed to include all legal assistants’, paralegals’, and law clerks’ fees and shall include all fees incurred through all post-

judgment and appellate levels and in connection with collection, arbitration, and bankruptcy proceedings. However, the term “attorneys’ fees” shall exclude fees for lawyers who are employees of a party.
     34. NOTICES.
          34.1 General Requirements. Except as otherwise expressly provided, any notice, demand, request, election, or other communication (a “Communication”) required or permitted to be given or made to or by any party to this Lease or otherwise given or made under this Lease, shall be in writing. A Communication shall be deemed to have been delivered and received on the earlier of the day actually received (by whatever means sent, including means not authorized by this article) if received before 5:00 p.m. on a Business Day (or, if not received before 5:00 p.m. on a Business Day, on the first Business Day after the day of receipt) or, regardless of whether or not received after the following dates, (a) on the date of transmittal by telecopier to the addressee’s Notice Address, with the confirmation sheet obtained by the sender being deemed conclusive proof of the transmission of the telecopy; (b) on the date of delivery or refusal of delivery, if by hand delivery; (c) on the first Business Day after having been delivered to a nationally recognized overnight air courier service (such as Federal Express) for “next business day” delivery; or (d) on the third Business Day after having been deposited with the United States Postal Service, Registered or Certified Mail, Return Receipt Requested; in each case addressed to the respective party at the party’s Notice Address, which Notice Address may be changed by notice delivered to the other party in accordance with the terms of this article; provided that if Tenant has vacated the Premises or is in default of this Lease, Communications may be delivered by any manner permitted by law for service of process. Any Communication transmitted by telecopier after 5:00 p.m. shall be deemed to have been made on the next Business Day following the date on which it was transmitted. Notwithstanding the foregoing, any Communication which is in fact received, regardless of whether it is sent in compliance with the requirements of this article, shall be effective as of the date received. If any Communication is returned to the addressor because it is refused, unclaimed, or the addressee has moved, or is otherwise not delivered or deliverable through no fault of the addressor, effective notice shall still be deemed to have been given. If there is more than one party constituting Tenant, any Communication may be given by or to anyone of them, and shall have the same force and effect as if given by or to all of them.
          34.2 Notices by and to Lawyers. Any lawyer representing Landlord or Tenant may give any Communication under this Lease on behalf of the lawyer’s client. Any Communication so given by a lawyer shall be deemed to have been given by the lawyer’s client. Notwithstanding anything to the contrary in this Lease, any obligation to send a copy of a Communication to a party’s lawyer shall only apply to Communications which are notices of a default under this Lease. Failure to give a copy of any Communication to the lawyer for a party will not affect the validity of the Communication provided that the Communication has been given to the party represented by that lawyer.
          34.3 Section 83.20, Florida Statutes. Any notices required under Section 83.20, Florida Statutes, shall be deemed to have been fully given, made, sent, and received if sent in compliance with this article.

          34.4 Change of Notice Address. Either party may change its Notice Address by notice to the other party. However, this will not permit a party to add additional persons to receive Communications or copies of Communications so that more than a maximum of two persons are entitled to receive any Communication or copy of any Communication.
     35. RADON GAS. The following notification is provided under Section 404.056(6), Florida Statutes: “Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.”
     36. SUCCESSORS AND ASSIGNS; PERSONS BOUND. This Lease shall bind and inure to the benefit of the heirs, personal representatives, administrators, and, except as otherwise provided, the successors or assigns of the parties to this Lease. If there is more than one party constituting Tenant, each party shall be jointly and severally liable with the other parties constituting Tenant for the performance of all of the obligations of Tenant under this Lease. If Tenant is a partnership, each and every present and future general partner of Tenant shall be and remain at all times jointly and severally liable under this Lease and neither the death, resignation, or withdrawal of any partner, nor the subsequent modification or waiver of any of the terms and provisions of this Lease, shall operate to release any partner under this Lease.
     37. JURY WAIVER; COUNTERCLAIMS. LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM INVOLVING ANY MA TIER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH (A) THIS LEASE, (B) THE RELATIONSHIP OF LANDLORD AND TENANT, (C) TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR (D) THE RIGHT TO ANY STATUTORY RELIEF OR REMEDY. TENANT FURTHER WAIVES THE RIGHT TO INTERPOSE ANY PERMISSIVE COUNTERCLAIM OF ANY NATURE IN ANY ACTION OR PROCEEDING COMMENCED BY LANDLORD TO OBTAIN POSSESSION OF THE PREMISES. IF TENANT VIOLATES THIS PROVISION BY FILING A PERMISSIVE COUNTERCLAIM, WITHOUT PREJUDICE TO LANDLORD’S RIGHT TO HAVE THE COUNTERCLAIM DISMISSED, THE PARTIES STIPULATE THAT SHOULD THE COURT PERMIT TENANT TO MAINTAIN THE COUNTERCLAIM, THE COUNTERCLAIM SHALL BE SEVERED AND TRIED SEPARATELY FROM THE ACTION FOR POSSESSION UNDER RULE 1.270(b) OF THE FLORIDA RULES OF CIVIL PROCEDURE OR OTHER APPLICABLE LAW. THE ACTION FOR POSSESSION SHALL THEN PROCEED UNDER THE SUMMARY PROCEDURES SET FORTH IN SECTION 51.011, FLORIDA STATUTES. THE WAIVERS SET FORTH IN THIS ARTICLE ARE MADE KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY BY TENANT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THESE WAIVERS WITH COUNSEL. THIS PROVISION IS A MATERIAL INDUCEMENT TO LANDLORD IN AGREEING TO ENTER INTO THIS LEASE.

     38. INTENTIONALLY OMITTED.
     39. IMPOSSIBILITY OF PERFORMANCE. For purposes of this Lease, the term “Unavoidable Delay” shall mean any delays due to strikes, lockouts, civil commotion, war or warlike operations, terrorism, bioterrorism, invasion, rebellion, hostilities, military or usurped power, sabotage, government regulations or controls, inability to obtain any material, utility, or service because of governmental restrictions, hurricanes, floods, or other natural disasters, acts of God, or any other cause beyond the direct control of the party delayed (not including the insolvency or financial condition of that party or the increased cost of obtaining labor and materials). Notwithstanding anything in this Lease to the contrary, if Landlord or Tenant shall be delayed in the performance of any act required under this Lease by reason of any Unavoidable Delay, then provided notice of the Unavoidable Delay is given to the other party within ten days after its occurrence, performance of the act shall be excused for the period of the delay and the period for the performance of the act shall be extended for a reasonable period, in no event to exceed a period equivalent to the period of the delay.
     40. GUARANTY. Payment of all rents and charges and the performance of all covenants of Tenant contained in this Lease are guaranteed by the Guarantor under the Guaranty that is attached as an exhibit to this Lease. The Guaranty is a part of this Lease and Tenant agrees to be bound by the terms of the Guaranty that relate to this Lease.
     41. TENANT’S REPRESENTATIONS. Tenant represents and warrants as follows:
          41.1 Tenant is duly organized, validly existing, and in good standing under the laws of the State in which it was formed and is duly qualified to transact business in the State in which the Premises are located.
          41.2 Tenant has full power to execute, deliver, and perform its obligations under this Lease.
          41.3 The execution and delivery of this Lease, and the performance by Tenant of its obligations under this Lease, have been duly authorized by all necessary action of Tenant, and do not contravene or conflict with any provisions of Tenant’s Articles of Incorporation and By-Laws, or any other agreement binding on Tenant.
          41.4 The individual executing this Lease on behalf of Tenant has full authority to do so.
          41.5 The scroll seal set forth immediately below the signature of the individual executing this Lease on Tenant’s behalf has been adopted by the corporation as its seal for the purpose of execution of this Lease and the scroll seal has been affixed to this Lease as the seal of the corporation and not as the personal or private seal of the officer executing this Lease on behalf of the corporation.
          41.6 Tenant’s financial statements and the information describing Tenants’ business and background previously furnished to Landlord were at the time given true and correct in all material respects and there have been no adverse material changes to the information subsequent to the date given.

     42. INTENTIONALLY DELETED.
     43. INTENTIONALLY DELETED.
     44. PARKING.
          44.1 Tenant’s Rights. Tenant shall be entitled to use no more than the number of parking spaces in the Parking Areas that corresponds to the Parking Ratio applied to the Rentable Area of the Premises, rounded down to the nearest whole number. The parking spaces may only be used by principals, employees, and guests of Tenant.
          44.2 Reserved Parking. Except for particular spaces and areas designated from time to time by Landlord for reserved parking, if any, all parking in the Parking Areas shall be on an unreserved, first come, first served basis.
          44.3 Landlord’s Rights. Landlord reserves the right to (a) reduce the number of spaces in the Parking Areas as long as the number of spaces remaining is in compliance with all applicable governmental requirements; (b) reserve spaces for the exclusive use of specific tenants or other parties and change the location of any reserved parking spaces assigned to Tenant; and (c) change the access to the Parking Areas, provided that some manner of reasonable access to the Parking Areas remains after the change; and none of the foregoing shall entitle Tenant to any claim against Landlord or to any abatement of rent.
     45. INTENTIONALLY DELETED.
     46. GENERAL PROVISIONS.
          46.1 Construction of Language. Whenever in this Lease the context allows, the terms “Lease,” “Lease Term,” and “term of this Lease,” or terms of similar import, shall be deemed to include all renewals, extensions, or modifications of this Lease or the Lease Tenn. The words “including” and “include” when used in this Lease shall be deemed to mean “including, but not limited to,” or “including without limitation.” The headings of articles and sections in this Lease are for convenience only and shall not be relevant for purposes of interpretation of this Lease. This Lease has been negotiated “at arm’s-length” by Landlord and Tenant, each having the opportunity to be represented by legal counsel of its choice and to negotiate the form and substance of this Lease. Therefore, this Lease shall not be more strictly construed against either party by reason of the fact that one party may have drafted this Lease.
          46.2 Drafts. No inference shall be drawn from the modification or deletion of versions of the provisions of this Lease contained in any drafts exchanged between the parties before execution of the final version of this Lease that would be inconsistent in any way with the construction or interpretation that would be appropriate if the prior drafts had never existed.
          46.3 Severability. If any provision of this Lease or the application of a provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease and the application of the invalid or unenforceable provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected, and the remainder of this Lease shall otherwise remain in full force and effect. Moreover, the invalid or unenforceable provision shall be reformed, if possible, so as to accomplish most closely the intent of the parties consistent with applicable law.
          46.4 Integration. This Lease shall constitute the entire agreement of the parties concerning the matters covered by this Lease. All prior understandings and agreements had between the parties concerning those matters, including all preliminary negotiations, lease proposals, letters of intent, and similar documents, are merged into this Lease, which alone fully and completely expresses their understanding. No person, firm or corporation has at any time had any authority from Landlord to make any representations or promises on behalf of Landlord, and Tenant expressly agrees that if any such representations or promises have been made by Landlord or others, Tenant waives all rights to rely on them.
          46.5 Amendment. This Lease may not be amended, modified, altered, or changed in any respect, except by further agreement in writing duly executed on behalf of Landlord and Tenant.
          46.6 Exhibits and Riders. All exhibits and riders attached to this Lease shall, by this reference, be incorporated into this Lease.
          46.7 Relationship of Parties. A fiduciary relationship shall not exist between the parties and neither party shall owe fiduciary duties to the other. This Lease is not perceived by the parties to be a “complex transaction” and should not be construed as a “complex transaction.”
          46.8 Governing Law. This Lease has been negotiated and executed in Florida. It shall be construed and enforced in accordance with the laws of the State of Florida, without application of conflicts of laws principles.
          46.9 Fax Transmissions. This Lease may be transmitted between the parties by facsimile machine. Landlord and Tenant intend that faxed signatures constitute original signatures and that a faxed Lease containing the signatures (original or faxed) of Landlord and Tenant is binding on Landlord and Tenant.
          46.10 Counterparts. This Lease may be executed by the parties signing different counterparts of this Lease, which counterparts together shall constitute the agreement of the parties.
          46.11 Confidentiality. Tenant shall not disclose the terms of this Lease to any third party without Landlord’s prior consent, except to Tenant’s attorneys, accountants and professional consultants.
[SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, this Lease has been executed on behalf of Landlord and Tenant as of the Date of this Lease.

WITNESSES:

Signature of Witness 1

Print name of Witness 1

Signature of Witness 2

Print name of Witness 2
LANDLORD:
CRT-SFV, LLC, a Delaware limited liability
company authorized to transact business in Florida

By:	PARTHENON REALTY, LLC, a Georgia limited liability company, as manager

By:	William F. Freeman, III Senior Vice President
(SEAL)

Date Executed:

Signature of Witness 1

Print name of Witness 1

Signature of Witness 2

Print name of Witness 2
TENANT:

BIOHEART, INC., a Florida corporation

By:

Name:

Title:
(CORPORATE SEAL)

Date Executed:

EXHIBIT “A”
LEGAL DESCRIPTION OF BUILDING PROJECT
PARCEL I: A PORTION OF PARCEL I OF MARINA WEST PARCEL “A”, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 121, AT PAGE 17, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA. MORE PARTICULARLY DESCRIBED AS FOLLOWS:
COMMENCE AT THE SOUTHWEST CORNER OF SAID PARCEL I: THENCE NORTH 00°03’49” EAST, 525.39 FEET; THENCE ACROSS SAID PARCEL NORTH 89°43’17” EAST, 1209.78 FEET TO THE POINT OF BEGINNING; THENCE ACROSS SAID PARCEL FOR THE NEXT SEVEN (7) COURSES: NORTH 89°43’17” EAST, 580.00 FEET; THENCE SOUTH 00°16’43” EAST, 387.80 FEET; THENCE NORTH 88°38’42” WEST, 58.10 FEET; THENCE NORTH 76°57’50” WEST, 52.39 FEET; THENCE SOUTH 80°54’06” WEST, 64.71 FEET; THENCE SOUTH 89°43’17” WEST, 407.00 FEET; THENCE NORTH 00°16’43” WEST, 384.00 FEET TO THE POINT OF BEGINNING. SAID LANDS LYING IN THE CITY OF SUNRISE, BROWARD COUNTY, FLORIDA.
PARCEL II: EASEMENT FOR THE BENEFIT OF PARCEL I AS CREATED BY EASEMENT DATED FEBRUARY 10, 1988 AND FILED OCTOBER 16, 1990 IN OFFICIAL RECORDS BOOK 17840 AT PAGE 532, FOR INSTALLATION AND MAINTENANCE OF A WATER LINE OVER, UNDER AND ACROSS THE LANDS DESCRIBED AS FOLLOWS:
A PORTION OF PARCEL I OF MARINA WEST PARCEL “A”, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 121, AT PAGE 17, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:
COMMENCE AT THE SOUTHWEST CORNER OF SAID PARCEL 1: NORTH 00°03’49” EAST, 525.39 FEET; THENCE ACROSS SAID PARCEL NORTH 89°43’17” EAST, 1789.78 FEET TO THE POINT OF BEGINNING: THENCE CONTINUE NORTH 89°43’17” EAST, 3.00 FEET; THENCE SOUTH 00°16’43” EAST, 389.89 FEET; THENCE NORTH 88°38’42” WEST, 61.36 FEET; THENCE NORTH 76°57’50” WEST, 52.20 FEET; THENCE SOUTH 80°54’06” WEST, 64.47 FEET; THENCE SOUTH 89°43’17” WEST, 410.15 FEET; THENCE NORTH 00°16’43” WEST, 322.14 FEET; THENCE NORTH 02°54’04” EAST, 54.08 FEET; THENCE SOUTH 00°16’43” EAST, 374.14 FEET; THENCE NORTH 89°43’17” EAST, 407.00 FEET; THENCE NORTH 80°54’06” EAST, 64.71 FEET; THENCE SOUTH 76°57’50” EAST, 52.39 FEET; THENCE SOUTH 88°38’42” EAST, 58.10 FEET; THENCE NORTH 00°16’43” WEST, 387.80 FEET TO THE POINT OF BEGINNING. SAID LANDS LYING IN THE CITY OF SUNRISE, BROWARD COUNTY, FLORIDA. SUBJECT TO THE TERMS, PROVISIONS AND CONDITIONS SET FORTH IN SAID INSTRUMENT.
PARCEL III: EASEMENT FOR THE BENEFIT OF PARCEL I AS CREATED BY EASEMENT DATED FEBRUARY 5, 1991 AND FILED MARCH 20, 1991 IN OFFICIAL RECORDS BOOK 18232, AT PAGE 756, OF THE PUBLIC RECORDS OF BROWARD

COUNTY, FLORIDA, FOR OPERATION AND MAINTENANCE OF A DRAINAGE PIPE UNDER AND ACROSS THE LANDS DESCRIBED AS FOLLOWS:
A PORTION OF PARCEL I OF MARINA WEST PARCEL “A”, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 121, AT PAGE 17, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA. BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
COMMENCING AT THE SOUTHWEST CORNER OF SAID PARCEL I; THENCE NORTH 00°03’49” EAST, ALONG THE WEST LINE OF SAID PARCEL I, A DISTANCE OF 525.39 FEET; THENCE NORTH 89°43’17” EAST, A DISTANCE OF 1194.78 FEET TO THE POINT OF BEGINNING, SAID POINT ALSO BEING LOCATED ON THE SOUTHERLY RIGHT-OFWAY LINE OF N.W. 4TH STREET AS DESCRIBED IN OFFICIAL RECORDS BOOK 14312, AT PAGE 78, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA; THENCE CONTINUE NORTH 89°43’17” EAST, ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE, A DISTANCE OF 15.00 FEET; THENCE SOUTH 00°16’43” EAST, A DISTANCE OF 392.26 FEET; THENCE SOUTH 88°43’26” WEST, A DISTANCE OF 15.00 FEET; THENCE NORTH 00°16’43” WEST, A DISTANCE OF 392.00 FEET TO THE POINT OF BEGINNING. SAID LANDS LYING IN THE CITY OF SUNRISE, BROWARD COUNTY, FLORIDA. SUBJECT TO THE TERMS, PROVISIONS AND CONDITIONS SET FORTH IN SAID INSTRUMENT.

EXHIBIT “B”
SKETCH OF PREMISES

EXHIBIT “C”
SCHEDULE OF BASE RENT
     The Base Rent (excluding sales tax) during the initial Lease Term shall be:

PERIOD	MONTHLY RENT	PERIOD RENT
8/1/04 — 12/31/04	$1,947.00*	$9,735.00*
1/1/05 — 7/31/05	$6,015.00	$42,105.00
8/1/05 — 7/31/06	$6,330.79	$75,969.48
8/1/06 — 7/31/07	$6,380.91	$76,570.92
8/1/07 — 7/31/08	$6,571.39	$78,856.68
8/1/08 — 7/31/09	$6,766.88	$81,202.56
8/1/09 — 1/31/10	$6,967.38	$41,804.28

*	Represents 1,947 rentable square feet only

EXHIBIT “D”
CONTINUING GUARANTY
THIS IS A GENERAL GUARANTY WHICH IS ENFORCEABLE BY
THE LANDLORD, ITS SUCCESSORS AND ASSIGNS. THIS IS ALSO
AN ABSOLUTE AND UNCONDITIONAL GUARANTY.
     For value received and in consideration of and in order to induce CRT -SFV, LLC, a Delaware a limited liability company authorized to transact business in Florida (the “Landlord”) to enter into that certain Lease dated _______________, 2004, between Landlord and BIOHEART, INC., a Florida corporation (the “Tenant”), for space at Suites 210, 211, 212, and 213, 13794 Northwest 4th Street, Sunrise, Florida 33325 (the “Lease”) and other good and valuable considerations, the undersigned (the “Guarantor”), acting as principal and not as surety merely, absolutely and unconditionally, for himself and his legal representatives, successors, and assigns, guarantees to the Landlord and to its legal representatives, successors, and assigns, the prompt and full performance and observance by the Tenant and by its legal representatives, successors, and assigns, of all of the covenants, terms, provisions, conditions, and agreements required to be performed by Tenant under the Lease, whether, before, during, or after the Lease Term.
     Terms used in this Guaranty which are defined in the Lease shall have the same definitions as those terms have in the Lease unless the context clearly indicates a contrary intent.
     Notice of all defaults is waived, and consent is given to all extensions of time that the Landlord may grant to Tenant in the performance of any of the terms of the Lease or to the waiving in whole or in part of performance, or to the releasing of Tenant in whole or in part from any performance, or to the adjusting of any dispute concerning the Lease. The undersigned shall pay all expenses, including legal fees and disbursements paid or incurred by Landlord in endeavoring to enforce this Guaranty, unless Landlord is the non-prevailing party in its enforcement efforts.
     This Guaranty shall not be impaired by, and Guarantor consents to, any modification, supplement, extension, or amendment of the Lease to which the parties to the Lease may hereafter agree. The liability of the Guarantor hereunder is direct and unconditional and may be enforced without requiring the Landlord first to resort to any other right, remedy, or security. Presentment, notice, and demand to Tenant and Guarantor and subsequent dishonor are not conditions for proceeding against Guarantor. Guarantor shall have no right of recourse to security for the debts and obligations of Tenant to Landlord.
     This Guaranty is a continuing guaranty that shall be effective before the commencement of the Lease Term, and shall remain effective following the Lease Term as to any surviving provisions that remain effective after the termination of the Lease. The Guarantor’s obligations under this Guaranty shall also continue in full force and effect after any transfer of the Tenant’s interest under the Lease as defined in the Lease.
     The liability of Guarantor under this Guaranty shall in no way be affected, modified, or diminished by reason of (a) any assignment, renewal, modification, amendment, or extension of the Lease, or (b) any modification or waiver of or change in any of the terms, covenants, and conditions of the Lease by Landlord and Tenant, or (c) any extension of time that may be granted by Landlord to Tenant, or (d) any consent, release, indulgence, or other action, inaction, or omission under or in respect of the Lease, or (e) any dealings or transactions or matter or thing occurring between Landlord and Tenant, or (f) any bankruptcy, insolvency, reorganization, liquidation, arrangement, assignment for the benefit of creditors, receivership, trusteeship, or similar proceeding affecting Tenant, or the rejection or disaffirmance of the Lease in any proceedings, whether or not notice of the proceedings is given to Guarantor.
     Should Landlord be obligated by any bankruptcy or other law to repay to Tenant or to Guarantor or to any trustee, receiver, or other representative of either of them, any amounts previously paid, this Guaranty shall be reinstated in the amount of the repayments.
     For purposes of this Guaranty, on a default by Tenant under the Lease the entire balance of all forms of rent due under the Lease for the remainder of the Lease Term may be declared to be forthwith due and payable as provided in the Lease notwithstanding any stay, injunction, or other prohibition preventing a similar declaration as against Tenant and, in the event of any such declaration by Landlord, all of the obligations shall forthwith become due and payable by Guarantor under this Guaranty.
     No delay on the part of Landlord in exercising any right under this Guaranty or failure to exercise any right shall operate as a waiver of or otherwise affect any right nor shall any single or partial exercise of a right preclude any other or further exercise of the right or the exercise of any other right.
     No waiver or modification of any provision or this Guaranty nor any termination of this Guaranty shall be effective unless in writing and signed by Landlord; nor shall any such waiver be applicable except in the specific instance for which given.
     All of Landlord’s rights and remedies under the Lease and under this Guaranty, now or hereafter existing at law or in equity or by statute or otherwise, are intended to be distinct, separate, and cumulative and no exercise or partial exercise of any right or remedy mentioned in the Lease or this Guaranty is intended to be in exclusion of or a waiver of any of the others.
     If Landlord assigns the Lease or sells the Building Project, Landlord may assign this Guaranty to the assignee or transferee, who shall thereupon succeed to the rights of Landlord under this Guaranty to the same extent as if the assignee were an original guaranteed party named in this Guaranty, and the same rights shall accrue to each subsequent assignee of this Guaranty. If Tenant assigns or sublets the Premises, the obligations of the Guarantor under this Guaranty shall remain in full force and effect.
     From time to time, Guarantor, on not less than five days’ prior notice, shall execute and deliver to Landlord an estoppel certificate in a form generally consistent with the requirements of institutional lenders and certified to Landlord and any mortgagee or prospective mortgagee or purchaser of the Building Project. In addition, if requested, Guarantor shall provide any financial information concerning Guarantor that may be reasonably requested by any mortgagee or prospective mortgagee or purchaser of the Building Project, provided such mortgagee or prospective mortgagee or purchaser of the Building Project agrees to hold such financial information concerning Guarantor in confidence.
     If any provision of this Guaranty or the application of any provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of that provision and this Guaranty and the application of the provision to persons or circumstances other than those as to which it is invalid or enforceable shall not be affected thereby, and the remainder of the provision and this Guaranty shall otherwise remain in full force and effect.
     As a further inducement to Landlord to make and enter into the Lease and in consideration of Landlord’s execution of the Lease, Landlord and Guarantor waive trial by jury in any action or proceeding brought on, under, or by virtue of this Guaranty.
     Without regard to principles of conflicts of laws, the validity, interpretation, performance, and enforcement of this Guaranty shall be governed by and construed in accordance with the internal laws of the State of Florida and shall be deemed to have been made and performed in the State of Florida.
     Any legal action or proceeding arising out of or in any way connected with this Guaranty shall be instituted in a court (federal or state) located in Broward County, Florida, which shall be the exclusive jurisdiction and venue for litigation concerning this Guaranty. Landlord and Guarantor shall be subject to the personal jurisdiction of those courts in any legal action or proceeding. In addition, Landlord and Guarantor waive any objection that they may now have or hereafter have to the laying of venue of any action or proceeding in those courts, and further waive the right to plead or claim that any action or proceeding brought in any of those courts has been brought in an inconvenient form.
     If there is more than one Guarantor, the liability of each Guarantor shall be joint and several with all other Guarantors.
Howard J. Leonhardt, Guarantor

Signature

Guarantor’s address:

Guarantor’s Social Security No. __________________________________
Guarantor’s Driver’s License No. _________________________________

Dated: __________________, 2004

STATE OF	)
	)	ss:
COUNTY OF	)
     The foregoing instrument was acknowledged before me this ___ day of ____________, 2004, by ____________, who is personally known to me or who has produced           as identification.
OFFICIAL NOTARIAL SEAL:

(type, print, or stamp name)

NOTARY PUBLIC
My commission expires: _________________________________
Commission No. _________________________________

EXHIBIT “E”
RULES AND REGULATIONS
     1. The sidewalks and public portions of the Building Project, such as entrances, passages, courts, parking areas, elevators, vestibules, stairways, corridors, or halls shall not be obstructed or encumbered by Tenant or its employees, agents, invitees, or guests nor shall they be used for any purpose other than ingress and egress to and from the Premises.
     2. No awnings or other projections shall be attached to the outside walls of the Building Project. No curtains, blinds, shades, louvered openings, or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord, unless installed by Landlord. No aerial or antenna shall be erected on the roof or exterior walls of the Premises or on the Building Project without the prior written consent of Landlord in each instance.
     3. No sign, advertisement, notice, or other lettering shall be exhibited, inscribed, painted, or affixed by Tenant on any part of the outside of the Premises or Building Project or on corridor walls or doors or mounted on the inside of any windows without the prior written consent of Landlord. Signs on any entrance door or doors shall conform to Building Project standards and shall, at Tenant’s expense, be inscribed, painted, or affixed for Tenant by sign makers approved by Landlord.
     4. The sashes, sash doors, skylights, windows, heating, ventilating, and air conditioning vents and doors that reflect or admit light and air into the halls, passageways, or other public places in the Building Project shall not be covered or obstructed by Tenant, or its employees, agents, invitees, or guests, nor shall any bottles, parcels, or other articles be placed outside of the Premises.
     5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building Project, nor placed in the public halls, corridors, or vestibules without the prior written consent of Landlord.
     6. Whenever Tenant shall submit to Landlord any plan, agreement, assignment, sublease, or other document for Landlord’s consent or approval, Tenant shall reimburse Landlord, on demand, for the actual out-of-pocket costs for the services of any architect, engineer, or attorney employed by Landlord to review or prepare the plan, agreement, assignment, sublease, consent, or other document.
     7. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown in them. All damages resulting from any misuse of fixtures shall be borne by the Tenant who, or whose employees, agents, invitees, or guests, shall have caused the damages.
     8. Tenant shall not in any way deface any part of the Premises or the Building Project. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Building, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.
     9. No animals of any kind (except dogs assisting disabled persons) shall be brought on the Premises or Building Project.
     10. No cooking shall be done or permitted by Tenant on the Premises except in conformity to law and then only in the utility kitchen (if a utility kitchen was provided for in approved plans for the Premises or if Landlord has consented in writing to a kitchen), which is to be primarily used by Tenant’s employees for heating beverages and light snacks. No heating equipment may be placed inside the Premises without the prior written consent of Landlord in each instance. Tenant shall not cause or permit any unusual or objectionable odors to be produced on or permeate from the Premises.
     11. No office space in the Building Project shall be used for the distribution or for the storage of merchandise or for the sale at auction or otherwise of merchandise, goods, or property of any kind.
     12. Tenant shall not make or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of the Building Project or neighboring premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. Tenant shall not throw anything out of the doors or windows or down the corridors, stairwells, or elevator shafts of the Building Project.
     13. Neither Tenant nor any of Tenant’s employees, agents, invitees, or guests shall at any time bring or keep on the Premises any inflammable, combustible, or explosive substance or any chemical substance, other than reasonable amounts of cleaning fluids and solvents required in the normal operation of Tenant’s business, all of which shall only be used in strict compliance with all applicable Environmental Laws.
     14. Landlord shall have a valid pass key to all spaces within the Premises at all times during the Lease Term except for Tenant’s secure areas. Except for Tenant’s secure areas, no additional locks or bolts of any kind shall be placed on any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism of the locks, without the prior written consent of the Landlord and unless and until a duplicate key is delivered to Landlord. Tenant must, on the termination of its tenancy, restore to the Landlord all keys to stores, offices, and toilet rooms, either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay Landlord for the replacement cost of them.
     15. All deliveries, removals, or the carrying in or out of any safes, freights, furniture, or bulky matter of any description may be accomplished only with the prior approval of Landlord and then only in approved areas, through the approved loading/service area doors, and during approved hours. Tenant shall assume all liability and risk concerning these movements. Landlord may restrict the location where heavy or bulky matters may be placed inside the Premises. Landlord reserves the right to inspect all freight to be brought into the Building

Project and to exclude from the Building Project all freight that can or may violate any of these Rules and Regulations or this Lease.
     16. Tenant shall not, unless otherwise approved by Landlord, occupy or permit any portion of the Premises demised to it to be occupied as, by, or for a public stenographer or typist, barber shop, bootblacking, beauty shop or manicuring, beauty parlor, telephone or telegraph agency, telephone or secretarial service, messenger service, travel or tourist agency, a personnel or employment agency, public restaurant or bar, commercial document reproduction or offset printing service, ATM or similar machines, retail, wholesale, or discount shop for sale of merchandise, retail service shop, labor union, school, classroom, or training facility, an entertainment, sports, or recreation facility, an office or facility of a foreign consulate or any other form of governmental or quasigovernmental bureau, department, or agency, including an autonomous governmental corporation, a place of public assembly (including a meeting center, theater, or public forum), a facility for the provision of social welfare or clinical health services, a telemarketing facility, a customer service call center, a firm the principal business of which is real estate brokerage, a company engaged in the business of renting office or desk space, a public finance (personal loan) business, or manufacturing, unless Tenant’s Lease expressly grants permission to do so. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including telephones, lockers, toilets, scales, amusement devices, and machines for sale of beverages, foods, candy, cigarettes, or other goods), except for those vending machines or similar devices that are for the sole and exclusive use of Tenant’s employees, and then only if operation of the machines or devices does not violate the lease of any other tenant of the Building Project. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant on the Premises, nor advertise for labor giving an address at the Premises.
     17. Tenant shall not create or use any advertising mentioning or exhibiting any likeness of the Building Project without the prior written consent of Landlord. Landlord shall have the right to prohibit any advertising that, in Landlord’s reasonable opinion, tends to impair the reputation of the Building Project or its desirability as a building for offices, and on notice from Landlord, Tenant shall discontinue the advertising.
     18. Landlord reserves the right to exclude from the Building Project at all times other than Normal Business Hours all persons who do not present a pass to the Building Project on a form or card approved by Landlord. Tenant shall be responsible for all its employees, agents, invitees, or guests who have been issued a pass at the request of Tenant and shall be liable to Landlord for all acts of those persons.
     19. The Premises shall not be used for lodging or sleeping, or for any immoral, disreputable, or illegal purposes, or for any purpose that may be dangerous to life, limb, or property.
     20. Any maintenance requirements of Tenant will be attended to by Landlord only on application at the Landlord’s office at the Building Project. Landlord’s employees shall not perform any work or do anything outside of their regular duties, unless under specific instructions from the office of Landlord.

     21. Canvassing, soliciting, and peddling within the Building Project or in the Common Areas is prohibited and Tenant shall cooperate to prevent the such activities.
     22. There shall not be used in any space, or in the public halls of the Building Project, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise to Tenant, any hand trucks, except those equipped with rubber tires and side guards. No hand trucks shall be used in elevators other than those designated by Landlord as service elevators. All deliveries shall be confined to the service areas and through the approved service entries.
     23. All paneling or other wood products not considered furniture that Tenant shall install in the Premises shall be of fire retardant materials. Before the installation of these materials, Tenant shall submit to Landlord a satisfactory (in the reasonable opinion of Landlord) certification of the materials’ fire retardant characteristics.
     24. Tenant, its employees, agents, contractors, and invitees shall not be permitted to occupy at anyone time more than the number of parking spaces in the Parking Areas permitted in the Lease (including any parking spaces reserved exclusively for Tenant). Usage of parking spaces shall be in common with all other tenants of the Building Project and their employees, agents, contractors, and invitees. All parking space usage shall be subject to any reasonable rules and regulations for the sale and proper use of parking spaces that Landlord may prescribe. Tenant’s employees, agents, contractors, and invitees shall abide by all posted roadway signs in and about the parking facilities. Landlord shall have the right to tow or otherwise remove vehicles of Tenant and its employees, agents, contractors, or invitees that are improperly parked, blocking ingress or egress lanes, or violating parking rules, at the expense of Tenant or the owner of the vehicle, or both, and without liability to Landlord. Upon request by Landlord, Tenant shall furnish Landlord with the license numbers and descriptions of any vehicles of Tenant, its principals, employees, agents, and contractors. Tenant acknowledges that reserved parking spaces, if any, shall only be reserved during the hours of 8:00 a.m. to 5:00 p.m., Monday through Friday, Legal Holidays excluded.
     25. Parking spaces may be used for the parking of passenger vehicles only and shall not be used for parking commercial vehicles or trucks (except sports utility vehicles, mini-vans, and pick-up trucks utilized as personal transportation), boats, personal watercraft, or trailers. No parking space may be used for the storage of equipment or other personal property. Overnight parking in the Parking Areas is prohibited. Landlord, in Landlord’s sole and absolute discretion, may establish from time to time a parking decal or pass card system, security check-in, or other reasonable mechanism to restrict parking in the Parking Areas.
     26. All trucks and delivery vans shall be parked in designated areas only and not parked in spaces reserved for cars. All delivery service doors are to remain closed except during the time that deliveries, garbage removal, or other approved uses are taking place. All loading and unloading of goods shall be done only at the times, in the areas, and through the entrances designated for loading purposes by Landlord.
     27. Tenant shall be responsible for the removal and proper disposition of all crates, oversized trash, boxes, and items termed garbage from the Premises. The corridors and parking and delivery areas are to be kept clear of these items. Tenant shall provide convenient and adequate receptacles for the collection of standard items of trash and shall facilitate the removal of trash by Landlord. Tenant shall ensure that liquids are not disposed of in the receptacles.
     28. Tenant shall not conduct any business, loading or unloading, assembling, or any other work connected with Tenant’s business in any public areas.
     29. Landlord shall not be responsible for lost or stolen personal property, equipment, or money occurring anywhere on the Premises or Building Project, regardless of how or when the loss occurs.
     30. Neither Tenant, nor its employees, agents, invitees, or guests, shall paint or decorate the Premises, or mark, paint, or cut into, drive nails or screw into nor in any way deface any part of the Premises or Building Project without the prior written consent of Landlord. Notwithstanding the foregoing, standard picture hanging shall be permitted without Landlord’s prior consent. If Tenant desires a signal, communications, alarm, or other utility or service connection installed or changed, the work shall be done at the expense of Tenant, with the approval and under the direction of Landlord.
     31. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electric facilities, or any part or appurtenance of the Premises.
     32. Tenant agrees and fully understands that the overall aesthetic appearance of the Building Project is of paramount importance; thus Landlord shall maintain complete aesthetic control over any and every portion of the Premises visible from outside the Premises including all fixtures, equipment, signs, exterior lighting, plumbing fixtures, shades, awnings, merchandise, displays, art work, wall coverings, or any other object used in Tenant’s business. Landlord’s control over the visual aesthetics shall be complete and arbitrary. Landlord will notify Tenant in writing of any aesthetic deficiencies and Tenant will have seven days to correct the deficiencies to Landlord’s satisfaction or Tenant shall be in default of this Lease and the Default article shall apply.
     33. Tenant shall not install, operate, or maintain in the Premises or in any other area of the Building Project, any electrical equipment that does not bear the U/L (Underwriters Laboratories) seal of approval, or that would overload the electrical system or any part of the system beyond its capacity for proper, efficient, and safe operation as determined by Landlord, taking into consideration the overall electrical system and the present and future requirements therefor in the Building Project. Tenant shall not furnish any cooling or heating to the Premises, including the use of any electronic or gas heating devices, without Landlord’s prior written consent.
     34. Under applicable law, the Building Project is deemed to be a “no smoking” building and smoking is prohibited in all interior areas of the Building Project. In addition, Landlord may, from time to time, designate nonsmoking areas in all or any portion of the exterior Common Areas.
     35. Tenant shall not allow the Premises to be occupied by more than four persons per 1,000 square feet of rentable area.

     36. Tenant will take all steps necessary to prevent: inadequate ventilation, emission of chemical contaminants from indoor or outdoor sources, or both, or emission of biological contaminants. Tenant will not allow any unsafe levels of chemical or biological contaminants (including volatile organic compounds) in the Premises, and will take all steps necessary to prevent the release of contaminants from adhesives (for example, upholstery, wallpaper, carpet, machinery, supplies, and cleaning agents).
     37. Tenant shall comply with any recycling programs for the Building Project implemented by Landlord from time to time.
     38. Tenant shall not obtain for use in the Premises ice, drinking water, towel, barbering, bootblacking, floor polishing, lighting maintenance, cleaning, or other similar services from any persons not authorized by Landlord in writing to furnish the services.
     39. Landlord may, on request by any tenant, waive compliance by the tenant with any of the Rules and Regulations provided that (a) no waiver shall be effective unless in writing and signed by Landlord or Landlord’s authorized agent, (b) a waiver shall not relieve the tenant from the obligation to comply with the rule or regulation in the future unless expressly consented to by Landlord, and (c) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the Rules and Regulations unless the other tenant has received a similar waiver in writing from Landlord.
     40. Whenever these Rules and Regulations directly conflict with any of the rights or obligations of Tenant under this Lease, this Lease shall govern.

EXHIBIT “F”
TENANT IMPROVEMENTS
     Landlord has made no representation or promise as to the condition of the Premises. Landlord shall not perform any alterations, additions, or improvements in order to make the Premises suitable and ready for occupancy and use by Tenant. Tenant has inspected the Premises, is fully familiar with the physical condition of the Premises, and shall accept the Premises “as is,” “where is,” without any warranty, express or implied, or representation as to fitness or suitability.
     Tenant shall, at its sole cost and expense, perform the improvements to the Premises desired by Tenant (the “Tenant Improvements”). Landlord acknowledges that Tenant desires to perform the following limited amount of Tenant Improvements initially (and may perform additional Tenant Improvements at a later time): install new carpet and repaint the Premises and minor cosmetic touch up (all choices and changes to this initial work shall be submitted for Landlord’s prior approval). If any additional Tenant Improvements are desired to be performed by Tenant, then prior to commencement of any such additional work, Tenant shall furnish to Landlord, for Landlord’s written approval, a permit set (final construction drawings) of plans and specifications for the Tenant Improvements (the “Plans”). The Plans shall include the following: fully dimensioned architectural plan; electric/telephone outlet diagram; reflective ceiling plan with light switches; mechanical plan; furniture plan; electric power circuitry diagram; plumbing plans; all color and finish selections; all special equipment and fixture specifications; and fire sprinkler design drawings.
     The Plans will be prepared by a licensed architect and the electrical and mechanical plans will be prepared by a licensed professional engineer. The Plans shall be produced on CAD. The architect and engineer will be subject to Landlord’s approval, which shall not be unreasonably withheld. The Plans shall comply with all applicable laws, ordinances, directives, rules, regulations, and other requirements imposed by any and all governmental authorities having or asserting jurisdiction over the Premises. Landlord shall review the Plans and either approve or disapprove them, within a reasonable period of time. Should Landlord disapprove them, Tenant shall make any necessary modifications and resubmit the Plans to Landlord in final form within ten days following receipt of Landlord’s disapproval of them. The approval by Landlord of the Plans and any approval by Landlord of any similar plans and specifications for any other Alterations or the supervision by Landlord of any work performed on behalf of Tenant shall not (a) imply Landlord’s approval of the plans and specifications as to quality of design or fitness of any material or device used; (b) imply that the plans and specifications are in compliance with any codes or other requirements of governmental authority (it being agreed that compliance with these requirements is solely Tenant’s responsibility); (c) impose any liability on Landlord to Tenant or any third party; or (d) serve as a waiver or forfeiture of any right of Landlord. The Tenant Improvements shall be constructed by a general contractor selected and paid by Tenant and approved by Landlord. The contractor’s license(s) to do business in the jurisdiction(s) in which the Premises are located, a Contractor’s Qualification Statement for the contractor in the most current American Institute of Architects form, the fully executed contract between Tenant and the general contractor, the general contractor’s work schedule, and all building or other governmental permits required for the Tenant Improvements shall be delivered to Landlord before commencement of the Tenant Improvements. Tenant shall cooperate as reasonably necessary so that its general contractor will cause the Tenant Improvements to be completed promptly and with due diligence. The Tenant Improvements shall be performed in accordance with the Plans and shall be done in a good and workmanlike manner using new materials. All work shall be done in compliance with all other applicable provisions of this Lease and with all applicable laws, ordinances, directives, rules, regulations, and other requirements of any governmental authorities having or asserting jurisdiction over the Premises. Before the commencement of any work by Tenant, Tenant shall furnish to Landlord certificates evidencing the existence of builder’s risk, commercial general liability, and workers’ compensation insurance complying with the requirements set forth in the Insurance article of this Lease. Any damage to any part of the Building Project that occurs as a result of the Tenant Improvements shall be promptly repaired by Tenant.
     Tenant shall also ensure compliance with the following requirements concerning construction:
     1. Tenant and all construction personnel shall abide by Landlord’s job site rules and regulations and fully cooperate with Landlord’s construction representatives in coordinating all construction activities in the Building Project, including rules and regulations concerning working hours, parking, and use of the construction elevator.
     2. All transportation of construction materials shall be on the padded construction elevator only. Tenant shall be responsible for cleaning up any refuse or other materials left behind by construction personnel at the end of each work day.
     3. Tenant shall deliver to Landlord all forms of approval provided by the appropriate local governmental authorities to certify that the Tenant Improvements have been completed and the Premises are ready for occupancy, including a [mal, unconditional certificate of occupancy.
     4. At all times during construction, Tenant shall allow Landlord access to the Premises for inspection purposes. On completion of the Tenant Improvements, Tenant’s general contractor shall review the Premises with Landlord and Tenant and secure Landlord’s and Tenant’s acceptance of the Tenant Improvements.
     If and for as long as Tenant is not in default under this Lease beyond any applicable grace period, Tenant shall be entitled to a fixed price tenant improvement allowance in the amount set forth in Article 1 of this Lease. The tenant improvement allowance shall be paid to Tenant in reimbursement for the total out of pocket costs paid by Tenant for the design professional fees and the “hard costs” of construction of the Tenant Improvements (whether performed initially, as described in the second paragraph of this Exhibit, or thereafter). The allowance may not be applied to any other costs such as, but not limited to, the costs of Tenant’s furniture, trade fixtures, and equipment, cabling and wiring costs, and moving expenses. If the total amount paid by Tenant for the Tenant Improvements is less than the tenant improvement allowance, Tenant shall not receive cash or any credit against rent for the unused portion of the allowance. The tenant improvement allowance shall be paid within 21 days after all of the following events have occurred: (a) the Tenant Improvements have been substantially completed; (b) Tenant has delivered to Landlord final releases of lien from Tenant’s general contractor and all lienors giving notice as defined in the Florida Construction Lien Law and a final contractor’s affidavit from the general contractor in accordance with the Florida Construction Lien Law, and all other receipts and supporting information concerning payment for the work that Landlord may reasonably request; (c) Tenant has moved into the Premises and opened for business in the Premises; and (d) Tenant has paid the rent due for the first month of the Lease Term. Tenant shall provide Landlord with true copies of bills paid by Tenant for the Tenant Improvements, and Landlord shall reimburse Tenant for the amount set forth in the bills up to the amount of the allowance. At Landlord’s option, the tenant improvement allowance or any portion of it may be paid by Landlord directly to the general contractor performing the Tenant Improvements or to any lienor giving notice as defined in the Florida Construction Lien Law. If Tenant is in default under this Lease beyond any applicable grace period, Landlord may, in addition to all its other available rights and remedies, withhold payment of any unpaid portion of the tenant improvement allowance, even if Tenant has already paid for all or a portion of the cost of the Tenant Improvements.
     The tenant improvement allowance is being paid by Landlord as an inducement to Tenant to enter into this Lease and as consideration for the execution of this Lease by Tenant and the performance by Tenant under this Lease for the full Lease Term. If after Tenant has been granted all or any portion of the allowance, the Lease Term is thereafter terminated by virtue of a default by Tenant or Landlord resumes possession of the Premises consequent on a default by Tenant, and Landlord is precluded by applicable law from collecting the full amount of damages attributable to the default as provided in the Default article of this Lease, then, in addition to all other available damages and remedies, Landlord shall also be entitled to recover from Tenant the unamortized portion (calculated using an interest rate of 12% per annum compounded monthly) of the tenant improvement allowance, which sum shall not be deemed rent. This obligation of Tenant to repay the unamortized balance of the tenant improvement allowance to Landlord shall survive the expiration or sooner termination of the Lease Term.
     The tenant improvement allowance provisions of this exhibit shall not apply to any additional space added to the original Premises at any time after the Date of this Lease, whether by any options under this Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the initial Lease Term, whether under any options under this Lease or otherwise, unless expressly so provided in this Lease or an amendment to this Lease.

RIDER NO. 1 ANNEXED TO AND MADE A PART OF LEASE BETWEEN
CRT-SFV, LLC, AS LANDLORD,
AND
BIOHEART, INC., AS TENANT
EXPANSION RIGHTS
     If at any time during the Lease Term, space adjacent to the Premises becomes available for leasing by Landlord, then, provided that Tenant shall not be in default under the Lease, Landlord shall promptly advise Tenant of the availability of the space and negotiate in good faith with Tenant on the terms for the space. If Landlord and Tenant are not able, for any reason, to execute a new lease, or an amendment to the Lease, for the available space within 10 days after notice has been given to Tenant of the availability of the space, then the rights of Tenant to lease the space shall terminate and thereafter Landlord shall be free to rent the space which is the subject of Landlord’s notice to Tenant to whomever Landlord wishes and on whatever terms it desires. The rights granted in this Rider are subject and subordinate to all rights of third parties to lease space in the Building Project which have been granted by Landlord prior to the Date of the Lease. Tenant shall have no rights under this Rider during the last two years of the Lease Term.
     IN WITNESS WHEREOF, this Rider has been executed on behalf of Landlord and Tenant as of the Date of the Lease.

WITNESSES:
LANDLORD:
CRT-SFV, LLC, a Delaware limited liability
company authorized to transact business in Florida

By:	PARTHENON REALTY, LLC, a Georgia limited liability company, as manager

By:
William F. Freeman, III
Senior Vice President
(SEAL)

Date Executed:

TENANT:
BIOHEART, INC., a Florida corporation

By:

Name:

Title:
(CORPORATE SEAL)

Date Executed:

RIDER NO. 2 ANNEXED TO AND MADE A PART OF LEASE BETWEEN
CRT-SFV, LLC, AS LANDLORD,
AND
BIOHEART, INC., AS TENANT
OPTION TO EXTEND
     1. Tenant shall have the option to extend the Lease Term for an additional period of 60 months, for the Premises as originally demised under the Lease on the same terms and conditions as provided in the Lease (unless hereafter changed or modified by a mutual agreement in writing), except that, for the extended term:
          (a) on exercise of this option to extend the Lease Term, the Lease, as extended, shall not contain any further option to extend as provided in this Rider;
          (b) the Base Rent shall be determined in accordance with Paragraph 3 of this Rider, but in no event shall it be less than the Base Rent payable for the l2-month period immediately preceding the expiration of the original term of the Lease; and
          (c) Landlord shall have no obligation to perform any alterations or tenant improvements or other work in the Premises and Tenant shall continue possession of the Premises in its “as is,” “where is,” and “with all faults” condition.
     2. The exercise of the option set forth in this Rider shall only be effective on, and in strict compliance with, the following terms and conditions:
          (a) Notice of Tenant’s exercise of the option (the “Extension Notice”) shall be given by Tenant to Landlord no earlier than one year and no later than nine months prior to the expiration date of the initial Lease Term. Time shall be of the essence as to the exercise of any election by Tenant under this Rider.
          (b) At the time of Tenant giving Landlord notice of its election to extend the Lease Term and on the expiration of the initial term, the Lease shall be in full force and effect and Tenant shall not be in default under any of the terms, covenants, and conditions of the Lease beyond any applicable grace period.
          (c) No portion of the Premises is sublet to anyone at the expiration date of the Lease Term.
          (d) The Lease has not been assigned by Tenant at the expiration date of the Lease Term.
     3. The Base Rent, exclusive of any sales and use taxes, shall be a sum equal to the fair and reasonable market rental value of the Premises for each year of the extended term, taking into account the rentals at which extensions or renewals of leases are being concluded for comparable space and duration in the Building within the six months prior to the Tenant’s Extension Notice, or if there are no comparable transactions in the Building, the rentals at which extensions or renewals of leases are being concluded in comparable buildings in the Sunrise,

Florida area at that time and for such a term and taking into account the terms and conditions of the Lease and anticipated inflation (the “Fair Market Rental Value” or the “Value”).
          (a) Within 30 days after receipt of the Extension Notice, Landlord shall advise Tenant of the applicable Base Rent for the extended term. Tenant, within 30 days after the date on which Landlord advises Tenant of the applicable Base Rent for the extended term, shall either (i) give Landlord final binding notice (“Binding Notice”) of Tenant’s exercise of its option, or (ii) if Tenant disagrees with Landlord’s determination of the Fair Market Rental Value, provide Landlord with notice of rejection (the “Rejection Notice”). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within the 30-day period, Tenant’s election of the option to extend the Lease shall, at Landlord’s option, be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into an amendment to the Lease extending the Lease Term in accordance with the terms and conditions of this Rider.
          (b) If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree on the Fair Market Rental Value for the Premises during the extended term. On agreement, Landlord and Tenant shall enter into an amendment to the Lease extending the Lease Term in accordance with the terms and conditions of this Rider.
          (c) If Landlord and Tenant cannot agree on the Value within 30 days after receipt of the Rejection Notice, Tenant shall have the option to withdraw its election to extend the Lease Term by giving Landlord notice of withdrawal within ten days after the expiration of the 30-day period. If Tenant elects to withdraw its election to extend, Tenant’s right to extend the Lease Term shall be null and void and of no further force and effect.
          (d) If Landlord and Tenant cannot agree on the Value within 30 days after receipt of the Rejection Notice and, in addition, Tenant does not elect to withdraw its election to extend the Lease Term, Landlord and Tenant, within 20 days after the expiration of the 30-day period, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Value (collectively referred to as the “Estimates”). If the higher of the Estimates is not more than 105% of the lower of the Estimates, then the Fair Market Rental Value shall be the average of the two Estimates. If the higher of the Estimates is more than 105% of the lower of the Estimates, Landlord and Tenant, within seven days after the exchange of the Estimates, shall each select an MAI appraiser with experience in commercial real estate activities, including at least ten years experience in appraising office space in the local area in which the Building Project is located. On selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree on which of the two Estimates most closely reflects the Fair Market Rental Value. The estimate that is selected by the appraisers shall be binding on both Landlord and Tenant. If either Landlord or Tenant fails to appoint an appraiser within the sevenday period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes of this section. If the two appraisers cannot agree on which of the two Estimates most closely reflects the Value within 20 days after their appointment, then, within ten days after the expiration of the 20-day period, the two appraisers shall select a third appraiser meeting the criteria stated above. Once the third appraiser has been selected, then, as soon thereafter as practical but in any case within 14 days, the third appraiser shall make his determination as to which of the Estimates most closely reflects the Fair Market Rental Value. The determination by the third appraiser shall be rendered in writing to both Landlord and Tenant and shall be final and binding on them. If the third appraiser believes that expert advice would materially assist him, he may retain one or more qualified persons to provide expert advice. The parties shall share equally in the cost of the third appraiser and of any experts retained by the third appraiser. Any fees of any counselor experts engaged directly by Landlord or Tenant, including the appraisers selected by Landlord and Tenant, however, shall be borne by the party retaining the counselor expert.
          (e) On a determination of the Value under the preceding procedure, Landlord and Tenant shall enter into an amendment to the Lease extending the Lease Term in accordance with the terms and conditions of this Rider.
     4. If at the date of commencement of the extended term, the Base Rent shall not have been determined, then, pending determination, Tenant shall pay to Landlord Base Rent at a sum equal to (a) the Base Rent payable for the immediately preceding 12month period plus (b) 33% of the Base Rent (the “Temporary Rate”). After a determination of Base Rent is made (x) if the rate is greater than the Temporary Rate, Tenant shall promptly pay to Landlord the difference between the rent previously paid at the Temporary Rate and the greater rate, as determined or (y) if the rate is less than the Temporary Rate, Landlord shall promptly pay to Tenant the difference between the rent previously paid at the Temporary Rate and the lesser rate, as determined.
     IN WITNESS WHEREOF, this Rider has been executed on behalf of Landlord and Tenant as of the Date of the Lease.
LANDLORD:
CRT-SFV, LLC, a Delaware limited liability
company authorized to transact business in Florida

By:	PARTHENON REALTY, LLC, a Georgia limited liability company, as manager

By:
William F. Freeman, III
Senior Vice President
(SEAL)

Date Executed:

TENANT:
BIOHEART, INC., a Florida corporation

By:

Name:

Title:
(CORPORATE SEAL)

Date Executed:

RIDER NO. 3 ANNEXED TO AND MADE A PART OF LEASE BETWEEN
CRT-SFV, LLC, AS LANDLORD,
AND
BIOHEART, INC., AS TENANT
LICENSE TO USE ROOFTOP SPACE
     1. License to Use Rooftop Space. Subject to the terms of this License, Landlord grants to Tenant a license to locate one satellite dish up to 18” in diameter (the “Equipment”) in the area on the roof of the Building to be designated by Landlord (the “Equipment Space”) during the Lease Term. The rights granted under this License are non-exclusive, limited use rights, in the nature of a license, which rights are personal to Tenant and may not be assigned. Tenant understands and agrees that Landlord may, from time to time, upon not less than 90 days’ written notice, relocate the Equipment Space to another area of the roof of the Building Project; provided that such relocation shall not materially, substantially, and unreasonably interfere with Tenant’s use of the Equipment and shall be made at Landlord’s sole cost and expense.
     Tenant shall pay, as additional rent together with its monthly payments of Base Rent, the sum of 100.00 (plus sales tax) per month for the period that Tenant locates its Equipment on roof during the term of this License.
     2. Installation of the Equipment. Tenant shall, at its sole cost and expense, and at its sole risk, install the Equipment in a good and workmanlike manner, and in compliance with all of the following (the “Codes”): building, electric, communications, and safety codes, ordinances, standards, regulations, and requirements of the Federal Government, including, without limitation, the Federal Communications Commission (the “FCC”) or any successor agency having jurisdiction over radio or telecommunications, the Federal Aviation Association, the State of Florida, Broward County, and all other governmental authorities having jurisdiction. Prior to installation, Tenant shall deliver to Landlord copies of Tenant’s plans and specifications for the installation for the Equipment and proof that all plans and specifications are in accordance with the Codes. Tenant shall cause the plans and specifications for the Equipment to conform to Landlord’s design and engineering criteria provided to Tenant from time to time in effect and shall make any reasonable changes required by Landlord or its agents, engineers, or architects. In no event shall Tenant’s installation of the Equipment damage the Building Project or existing structures on the Building Project. or interfere with the maintenance of the Building Project, any system contained in the Building Project, any system currently serving the Building Project, or any radio or telecommunication equipment operated from the Building Project. Without limiting the generality of the foregoing, Tenant shall not install the Equipment in any manner which would void or limit any warranty or guaranty covering the roof of the Building Project. Tenant shall notify Landlord upon completion of the installation of the Equipment Landlord’s review and approval of the plans and specifications for the installation of the Equipment and Landlord’s supervision and inspection of such installation shall not be construed in any way as approval by Landlord of the adequacy or safety of the installation of the Equipment or as a waiver of any of Landlord’s rights under this License, and Tenant shall be solely responsible for the adequacy and safety of the installation and operation of the Equipment and solely liable for any damages or injury arising out of such installation and operation, other than injury or damages arising out of the negligence or willful misconduct of Landlord. Tenant shall pay to Landlord, upon demand, the cost of repairing any damage to the Building Project caused by such installation (including, but not limited to, all costs associated with any impairment of any roof warranty or guaranty) other than damages occurring due to the gross negligence or willful misconduct of Landlord.
     3. Access to the Equipment. During the Lease Term, Landlord agrees that Tenant shall have access to the Equipment Space as provided in this License for the purpose of installing, operating, maintaining, repairing, and removing the Equipment, provided however, that such access shall be limited to authorized employees and agents of Tenant, or persons under their direct supervision. Upon request, Tenant shall deliver to Landlord a list of Tenant’s authorized employees and agents prior to any access to the Equipment Space, and those persons shall be required to give 48 hours’ minimum advance notice prior to such access (except in case of an Emergency). Landlord shall have no responsibility or liability for the conduct or safety of any of Tenant’s representatives, or repair, maintenance, and engineering personnel while in any part of the Building Project or the Equipment Space; it being understood and agreed that Tenant shall be solely liable for any injury to or death of any such person from any cause other than the gross negligence or willful misconduct of Landlord.
     4. Operation of Equipment. Tenant shall operate the Equipment in strict compliance with Landlord’s rules and regulations, as communicated by Landlord to Tenant, and the Codes. Tenant covenants that the design and plans of the Equipment conform to the Codes. Tenant shall be solely responsible for obtaining all required permits, licenses, and consents, and all renewals thereof, to install and operate the Equipment and shall provide copies thereof to Landlord upon request. In the event Tenant shall not have all such permits, licenses, and consents upon the execution date of this License, Tenant shall immediately commence the diligent prosecution of applications to obtain them. Nothing herein shall imply any duty or responsibility on the part of Landlord to obtain for Tenant any license or permit or renewal or extension thereof which may be necessary or proper for the conduct of Tenant’s activities. The operation of the Equipment shall not interfere with the maintenance or operation of the Building Project, or any system now or hereafter contained in or serving the Building Project, or the operation of any existing radio or telecommunication equipment operated on or from the Building Project.
     5. Other Radio or Telecommunication Equipment. During the Lease Term, and subject to Landlord’s rights under this License and under the Lease, Landlord reserves the right to lease space in the Building Project and grant licenses for space on the roof of the Building Project, for the operation of radio, telecommunication, and other equipment by other tenants and licensees and may relocate the Equipment Space in accordance with Paragraph 1 hereof, from time to time to utilize the space on the roof in a manner satisfactory to Landlord; provided, however, that such other equipment or relocation shall not unreasonably interfere with Tenant’s installation, operation, maintenance, or repair of the Equipment
     6. Indemnification of Landlord and Tenant. Tenant hereby agrees to indemnify and hold Landlord, its agents, and employees harmless from and against any and all costs, claims, damages, causes of action, and liability which may arise by reason of any occurrence attributable to or arising out of the installation, maintenance, repair, operation, or removal of any of the Equipment, including, without limitation, any claim or cause of action, or demand against Landlord, its agents, and employees arising out of any such occurrence, except when caused by the gross negligence or willful misconduct of Landlord. Landlord hereby agrees to indemnify and hold Tenant, its agents and employees, harmless from and against any and all costs, claims, damages, causes of action, and liability which may arise out of any such occurrence when caused by the gross negligence or willful misconduct of Landlord.
     7. Non-Liability for Certain Matters.
          (a) Except as set forth in Paragraph 6 above, Landlord shall not be liable to Tenant by reason of inconvenience, annoyance, or injury to the Building Project or Equipment Space or activities conducted by Tenant therefrom, arising from the necessity of repairing any portion of the Building Project or Equipment Space, whether due to fire or otherwise, or from the making of any alterations or improvements in, or to, any portion of the Building Project or Equipment Space or in, or to, its fixtures, appurtenance, or equipment.
          (b) Tenant shall give Landlord prompt written notice of any accident to any equipment or apparatus belonging to Landlord. Landlord shall not be liable for any latent defect or change or modification in the Building Project or Equipment Space, nor for any damage to property or persons caused by any overflow or leakage of water, steam, gas, electricity, or any other substance from any other source whatsoever except for such damage caused by the gross negligence or willful misconduct of Landlord.
          (c) Landlord has not made any representations as to the condition or suitability of the Building Project of the Equipment Space for the uses intended to be made of them by Tenant, nor does this License constitute any representation or warranty that such use is a legal or allowable use.
     8. Casualty. Tenant shall be solely responsible for any loss or damage to the Equipment arising from casualty, fire, flood, tornado, or other acts of God.
     9. Landlord’s Rules and Regulations. Landlord shall have the power, from time to time, to promulgate by written notice to Tenant all reasonably necessary or appropriate rules or regulations governing the operation of the Equipment, access to the Equipment Space, and transportation of the Equipment into and out of the Building Project, to insure the safe and orderly operation of the Building Project; provided, that such rules and regulations shall not unreasonably interfere with Tenant’s use of the Equipment Space as contemplated herein. Tenant covenants and agrees to comply with all such rules and regulations.
     10. Removal of Equipment. On the expiration or sooner termination of this License, Tenant shall, at its sole cost and expense, remove from the Equipment Space the Equipment and any or all other property of Tenant and Tenant shall repair any damage to the Equipment Space and the Building Project resulting from such removal. Should Tenant fail to remove the Equipment or repair any damage resulting from removal, Landlord may remove the Equipment and repair all damage caused thereby and Tenant shall pay all costs incurred by Landlord upon demand.
     11. Utilities. Tenant shall, at its sale cost and expense, obtain electrical and telephone service and any other utilities necessary for utilization of the Equipment Space, including the installation of a separate meter and main breaker. Tenant shall pay the electrical utility provider directly for the electricity It consumes for its operations at the Equipment Space. Landlord shall not be liable to Tenant for any stoppages or shortages of electrical power furnished to the Equipment Space because of any act, omission, or requirement of the public utility serving the Building Project, or the act or omission of any other tenant or licensee of the Building Project, or for any other cause beyond the control of Landlord.
     IN WITNESS WHEREOF, this Rider has been executed on behalf of Landlord and Tenant as of the Date of the Lease.
LANDLORD:
CRT-SFV, LLC, a Delaware limited liability
company authorized to transact business in Florida

By:	PARTHENON REALTY, LLC, a Georgia limited liability company, as manager

By:
William F. Freeman, III
Senior Vice President
(SEAL)

Date Executed:
TENANT:
BIOHEART, INC., a Florida corporation

By:

Name:

Title:
(CORPORATE SEAL)

Date Executed:

CORPORATE RESOLUTIONS
     The undersigned Officer of BIOHEART, INC, a Florida corporation (the “Corporation”), hereby certifies that the following is, a, true and correct copy of Resolutions adopted at a duly called meeting of the Directors of the Corporation held on _______________, 2004, at which a quorum of Directors were present and voting throughout:
“BE IT RESOLVED that this Corporation enter into a Lease with CRT-SFV, LLC (the “Landlord”) for space in Sawgrass Business Plaza, 13794 Northwest 4th Street, Sunrise, Florida.
“BE IT FURTHER RESOLVED that the President or any other officer of this Corporation, acting singly or together, be and hereby is and are authorized and directed to negotiate the specific terms and conditions of the Lease and the rent and charges in connection therewith and to execute and deliver on behalf of this Corporation such Lease, security agreements, financing statements, certificates, estoppels, subordination, attornment, and non-disturbance agreements, and such other documents as may be necessary or required by Landlord with respect to the Lease,
“BE IT FURTHER RESOLVED, that any and all actions taken since the last meeting of the Board of Directors of this Corporation by the Directors and officers of this Corporation be, and they hereby are, ratified, confirmed, and approved in all respects,
“BE IT FURTHER RESOLVED, that the foregoing Resolutions are in conformity with the Articles of Incorporation and the By-Laws of the Corporation, and are within its corporate powers, The authority given hereunder shall be deemed retroactive to the extent necessary or convenient for the full effectuation of these Resolutions. In such event, all acts performed prior to the adoption of these Resolutions, but which are necessary or convenient for the full effectuation of these Resolutions, are hereby ratified, adopted, and affirmed, The authority conferred by these Resolutions shall continue in full force and effect until actual written notice of revocation of these Resolutions shall have been received by the Landlord,”
     I FURTHER CERTIFY (i) that the above Resolutions were duly and regularly enacted at a joint meeting of the Board of Directors called for that purpose and held in accordance with the Articles of Incorporation and By-Laws of the Corporation and the statutes of the State of Florida; (ii) that the Directors of the Corporation have full power and authority to bind the Corporation pursuant thereto; and (iii) that the Resolutions arc in full force and effect and have not been altered, modified, or rescinded in any way.
     IN WITNESS WHEREOF, I have affixed my name as _______________ of the Corporation, and have affixed the corporate seal of the Corporation this ___ day of ____________, 2004.

FIRST AMENDMENT TO LEASE
FIRST AMENDMENT TO THAT CERTAIN LEASE AGREEMENT (the “Lease”), dated the ___day of November, 2006, by and between SAWGRASS BUSINESS PLAZA, L.L.C. a Florida Corporation, as successor in interest to CRT-SFV, LLC, a Delaware Corporation (hereinafter referred to as “Landlord”) and BIOHEART, INC. a Florida Corporation (hereinafter referred to as “Tenant”).
LANDLORD AND TENANT entered into a Lease Agreement dated the 10th day of August, 2004, for certain premises known as Suite 210, 211, 212 & 213 of the Sawgrass Business Plaza, 13794 NW 4 Street, Sunrise, FL, the (“Leased Premises”).
WHEREAS, Tenant now desires to modify said Lease to provide for an expansion of Premises and;
WHEREAS, Landlord consented to the expansion of Premises, subject to the following terms and conditions hereafter set forth;
THEREFORE, Landlord and Tenant do hereby agree to and do so incorporate into the Lease by reference hereto, the following changes to the original Lease Agreement:

EXPANSION PREMISES:	Suites 208/209, consisting of approximately 2,585 Rentable Square feet.

LEASE TERM:	The lease Term commences January 1, 2006 and Terminates January 31, 2010.

BASE RENT:	Expansion Premises only:
January 1, 2007 – December 31, 2007: $15.00 per Net Rentable Square Foot, or $38,775.00 annually, or $3,231.25 per month, plus sales tax and CAM.

January 1, 2008 – December 31, 2008: $15.60 per Net Rentable Square Foot, or $40,326.00 annually, or $3,360.50 per month, plus sales tax and CAM.

January 1, 2009 – December 31, 2009: $16.22 per Net Rentable Square Foot, or $41,928.70 annually, or $3,494.06 per month, plus sales tax and CAM.

January 1, 2010 – January 31, 2010: $16.87 per Net Rentable Square Foot, or $43,608.95 annually, or $3,634.08 per month, plus sales tax and CAM.
Landlord, at Landlord’s sole expense, shall repaint and replace carpet and blinds in Expansion Premises using building standard finishes. Demolish walls at front of reception area and remove headers (if it does not affect ceiling) to create a new conference room. Cut archway to connect

Existing and Expansion Premises. Demolish one interior wall at rear of Expansion Premises to expand an interior office to one of the existing offices. Replace damaged or stained ceiling tiles, remove existing data/phone lines in Expansion Premises. Landlord shall also open up walk way at rear of half wall in back open area of premises.
Except as herein modified or amended, the provisions, conditions and terms of the Lease, as previously amended, shall remain unchanged and in fill force and effect.
In the ease of any inconsistency between the provisions of the Lease and this First Amendment, the provisions of this First Amendment shall govern and control. Under no circumstances shall this First Amendment be deemed to grant Tenant any further rights to extend the Lease, provided, however, any such additional rights specifically provided Tenant in the Lease are not hereby relinquished or waived.
Submission of this First Amendment by Landlord is not an offer to enter into this First Amendment, but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this First Amendment until Landlord has executed and delivered the same to Tenant.
The capitalized terms used in this First Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this First Amendment.
Tenant confirms that the Lease remains in full force and effect, that Landlord is in compliance with the Lease provisions, and that Tenant has no defenses, claims or offsets against Landlord. Except as specifically modified in this instrument, the Lease initially executed remains in full force and effect as of the date(s) originally executed. This instrument shall become effective only upon execution of it by both Landlord and Tenant.
UNLESS expressly stated herein, this First Amendment will not modify the original Lease.
IN WITNESS WHEREOF, the undersigned have executed this First Amendment to that certain Office Lease Agreement as of the date first mentioned above.

WITNESSES; ATTESTATION
(Two of each signatory mandatory)
LANDLORD:
SAWGRASS BUSINESS PLAZA, LLC, a Florida
Limited Liability Corporation
Printed Name:

	By:	PERMONT DEVELOPMENT, LLC
Managing Member

Printed Name:

As to Landlord	By:
	Name:	Michael T. Montero
	Title:	Manager

TENANT:

BIOHEART, INC., a Florida Corporation
Printed Name:

By:

Printed Name:	Name:

Title:

SECOND AMENDMENT TO LEASE
     THIS SECOND AMENDMENT TO LEASE (the “Second Amendment”) is made and entered into as of the ___day of February, 2007, by and between SAWGRASS BUSINESS PLAZA, LLC, a Florida Corporation, as successor in interest to CRT-SFV, LLC, a Delaware Corporation (the “Landlord”) and BIOHEART, INC., a Florida Corporation (the “Tenant”).
     WHEREAS, under that certain Lease Agreement dated August 10, 2004, and that certain First Amendment to Lease dated November 14, 2006 (collectively the “Lease”), Landlord leased to Tenant the premises known as Suite 210, 211, 212 and 213 (the “Premises”) and Suite 208 and 209 (the “Expansion Premises”) of the Sawgrass Business Plaza, 13794 NW 4 Street, Sunrise, Florida.
     WHEREAS, the parties desire to amend the Lease;
     NOW, THEREFORE, for and in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
          1. Section 46.11 of the original Lease is hereby deleted in its entirety and replaced with the following: “Tenant shall not disclose the terms of this Lease to any third party without Landlord’s prior consent, except to Tenant’s attorney’s, accountants and professional consultants. Notwithstanding the foregoing, Landlord acknowledges and agrees that Tenant may disclose the terms and/or status of this Lease to the extent required by law, regulation or requirement of any governmental or regulatory authority including, without limitation, any prevailing securities laws or regulations or policies of the Securities and Exchange Commission.
          2. Except as herein modified or amended, the provisions, conditions and terms of the Lease, as previously amended, shall remain unchanged and in full force and effect.
          3. In the case of any inconsistency between the provisions of the Lease and this Second Amendment, the provisions of this Second Amendment shall govern and control. Under no circumstances shall this Second Amendment be deemed to grant Tenant any further rights to extend the Lease, provided, however, any such additional rights specifically provided Tenant in the Lease are not hereby relinquished or waived.
          4. The capitalized terms used in this Second Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Second Amendment.
          5. Tenant confirms that the Lease remains in full force and effect, that Landlord is in compliance with the Lease provisions, and that Tenant has no defenses, claims or offsets against Landlord. Except as specifically modified in this instrument, the Lease initially executed remains in full forth and effect as of the date(s) originally executed. This instrument shall become effective only upon execution of it by both Landlord and Tenant.

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     IN WITNESS WHEREOF, the undersigned have executed this Second Amendment to that certain Lease Agreement as of the date first mentioned above.

WITNESSES
LANDLORD:
SAWGRASS BUSINESS PLAZA, LLC,
a Florida Limited Liability Corporation

	By:	PERMONT DEVELOPMENT, LLC
Managing Member

Printed Name:

As to Landlord

TENANT:
BIOHEART, INC.,
Printed Name:	a Florida Corporation

By:

Name:

Title:

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